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                        CONFIDENTIAL TREATMENT REQUESTED

                                                                    Exhibit 10.4

                             RESEARCH COLLABORATION

                              AND LICENCE AGREEMENT

                                 BY AND BETWEEN

                             ASTRAZENECA UK LIMITED

                                       AND

                             AVANIR PHARMACEUTICALS

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                                                                             (i)


TABLE OF CONTENTS

1    DEFINITIONS..........................................................     1

2    CONSTRUCTION.........................................................    17

3    GRANT OF RIGHTS......................................................    17

4    CONFIRMATORY PATENT LICENCES.........................................    22

5    THE RESEARCH COLLABORATION...........................................    23

6    MANAGEMENT OF THE RESEARCH COLLABORATION.............................    27

7    REPORTS..............................................................    37

8    DEVELOPMENT PROJECT..................................................    38

9    RESEARCH FUNDING.....................................................    41

10   CONSIDERATION........................................................    43

11   REIMBURSEMENT OF DEVELOPMENT STOCK AND PRE-CLINICAL STUDIES..........    57

12   OWNERSHIP OF INTELLECTUAL PROPERTY...................................    60

13   ADVERSE EVENT REPORTING..............................................    62

14   CONFIDENTIALITY & NON-DISCLOSURE.....................................    62

15   TRADEMARKS...........................................................    67

16   REPRESENTATIONS, WARRANTIES AND COVENANTS............................    68

17   INDEMNITY............................................................    72

18   MAINTENANCE AND PROSECUTION OF PATENTS...............................    77

19   ENFORCEMENT OF PATENTS...............................................    81

20   POTENTIAL THIRD PARTY RIGHTS.........................................    83

21   TERM AND TERMINATION.................................................    86

22   FORCE MAJEURE........................................................    96

23   ASSIGNMENT...........................................................    97

24   SEVERABILITY.........................................................    99

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                                                                            (ii)


25   GOVERNING LAW; DISPUTE RESOLUTION....................................    99

26   INTERPRETATION OF CERTAIN EVIDENCE...................................   100

27   NOTICES..............................................................   101

28   RELATIONSHIP OF THE PARTIES..........................................   102

29   ENTIRE AGREEMENT.....................................................   102

30   ENGLISH LANGUAGE.....................................................   102

31   AMENDMENT............................................................   103

32   WAIVER AND NON-EXCLUSION OF REMEDIES.................................   103

33   EQUITABLE RELIEF.....................................................   103

34   FURTHER ASSURANCE....................................................   104

35   EXPENSES.............................................................   104

SCHEDULES

Research Plan                                       Schedule 1
Licensed Know-How                                   Schedule 2
IND Filing Plan                                     Schedule 3
Licensed Patents and Applications                   Schedule 4
Confirmatory Patent Licenses                        Schedule 5
Key Personnel and AstraZeneca Principal Scientist   Schedule 6
Press Release                                       Schedule 7

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                        CONFIDENTIAL TREATMENT REQUESTED

                  RESEARCH COLLABORATION AND LICENCE AGREEMENT

This Research Collaboration and Licence Agreement (the "Agreement") is made effective as of the 8th day of July 2005 (the "Effective Date") by and between:

(1) ASTRAZENECA UK LIMITED, a company incorporated in England whose registered office is at 15 Stanhope Gate, London, WIK 1LN, England ("ASTRAZENECA"); and

(2) AVANIR PHARMACEUTICALS, a company incorporated in California, with offices at 11388 Sorrento Valley Road, Suite 200, San Diego, CA 92121, USA ("AVANIR").

RECITALS

(A) WHEREAS, Avanir is engaged in research regarding reverse cholesterol transportation involving reverse cholesterol transport promotors, and Avanir has in the course thereof developed the AVP 26452 Compound and the Back-Up Compounds (as such terms are defined below); and

(B) WHEREAS, AstraZeneca and its Affiliates have specialised experience in, among other things, the research, development, manufacturing and commercialisation of pharmaceutical compounds worldwide; and

(C) WHEREAS, the Parties wish to engage in a research collaboration utilising the Parties' respective knowledge, skills and proprietary technology to develop the Back-Up Compounds or Collaboration Compounds (as defined below) up to the selection of Candidate Drug (as defined below); and

(D) WHEREAS, the Parties wish AstraZeneca to be responsible, as a general matter, for clinical development and commercialisation of the AVP 26452 Product (as defined below); and

(E) WHEREAS, the Parties wish AstraZeneca, after the selection of Candidate Drug, to be responsible for developing and commercialising the Licensed Products (as defined below); and

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(F)  WHEREAS, the Parties wish to collaborate as set forth above, and Avanir desires to grant a licence to AstraZeneca, and AstraZeneca desires to take a licence, to develop and commercialise the Licensed Products, in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1    DEFINITIONS

     Unless otherwise specifically provided herein, the following terms, when used with a capital letter at the beginning, shall have the following meanings:

1.1 "AFFILIATE" means, with respect to a Person, any Person that controls, is controlled by or is under common control with, such first Person. For purposes of this definition only, "control" means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other voting ownership interest of such Person.

1.2  "ANNUAL NET SALES" means the Net Sales made during a given Calendar Year.

1.3 "APPLICABLE LAW" means the applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Health Authorities, that may be in effect from time to time in the Territory.

1.4 "ASTRAZENECA BACKGROUND TECHNOLOGIES" means any (a) Information, discovery, invention, products, cultures, biological materials and other materials and compositions (including Collaboration Materials provided by AstraZeneca to Avanir hereunder), owned or Controlled by AstraZeneca or its Affiliates at the Effective Date or during the Collaboration Term and introduced at its sole discretion to Avanir under the Research

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     Collaboration by AstraZeneca or its Affiliates and (b) IP Protection Rights
     pertaining to any of the foregoing.

1.5 "ASTRAZENECA IMPROVEMENTS" means all Results that constitute Improvements to the AstraZeneca Background Technologies.

1.6  "ASTRAZENECA PATENTS" means Patents with respect to AstraZeneca
     Improvements.

1.7  "ASTRAZENECA INFORMATION" has the meaning set forth in Section 14.1.2.

1.8 "ASTRAZENECA PRINCIPAL SCIENTIST" means the principal scientist designated by AstraZeneca to be responsible for all Research Collaboration activities undertaken by AstraZeneca and serving as the primary contact for Avanir on all matters related to the Research Collaboration. The AstraZeneca Principal Scientist is listed in Schedule 6 hereto.

1.9  "AVANIR PRINCIPAL SCIENTIST" has the meaning defined in Section 5.2.

1.10 "AVP 26452 COMPOUND" means Avanir's proprietary compound referred to as AVP 26452 with the chemical structure set forth in item 1.3 of the Research Plan and any metabolites, salts, esters, free acid forms, free base forms, pro-drug forms, racemates and all optically active forms thereof.

1.11 "AVP 26452 PRODUCT" means products in final forms suitable for human, veterinary or agricultural use that contain the AVP 26452 Compound as the sole active ingredient.

1.12 "BACK-UP COMPOUND(S)" means any compound, other than the AVP 26452 Compound, and any metabolites, salts, esters, free acid forms, free base forms, pro-drug forms, racemates and all optically active forms of such compound covered or claimed by the Licensed Patents.

1.13 "BACK-UP PRODUCT" means products in final forms suitable for human, veterinary or agricultural use that contain a Back-Up Compound as the sole active ingredient.

1.14 "BREACHING PARTY" has the meaning set forth in Section 21.5.

1.15 "CALENDAR QUARTER" means each successive period of three (3) calendar months commencing on 1st January, 1st April, 1st July and 1st October.

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1.16 "CALENDAR YEAR" means each successive period of twelve (12) calendar months commencing on 1st January.

1.17 "CANDIDATE DRUG" or "CD" means a Licensed Compound satisfying the relevant pharmacological and pharmaceutical criteria for clinical testing established by AstraZeneca at its sole discretion and selected by AstraZeneca in its sole discretion as a candidate for clinical development or, if not meeting such criteria, nevertheless is so selected by AstraZeneca.

1.18 "***" has the meaning defined in Section 11.1.2.

1.19 "***" has the meaning defined in Section 11.1.2.

1.20 "CARDIOVASCULAR EVENTS" means stroke, myocardial infarction and cardiovascular death.

1.21 "CHANGE OF CONTROL" with respect to any Person, means an event in which:

     1.21.1 any other Person or group of Persons not then beneficially owning more than fifty percent (50%) of the voting power of the outstanding securities of such Person acquires beneficial ownership of securities of such first Person representing more than fifty percent (50%) of the voting power of the then outstanding securities of such first Person with respect to the election of directors of such first Person; or

     1.21.2 such Person enters into a merger, consolidation or similar transaction with another Person and the holders of such first Person do not hold a majority in interest of the voting securities of such surviving entity immediately following such transaction.

1.22 "COLLABORATION COMPOUND" means any Hit, Lead or other compound, other than the AVP 26452 Compound or the Back-Up Compounds, discovered, identified or otherwise selected by AstraZeneca or the Parties jointly as a direct result of Hit Optimisation or Lead Optimisation and any metabolites, prodrugs, racemates, isomers, enantiomers, salts,

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     Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.

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     esters and free acid forms of any of the foregoing, for which compound the first application for a Joint Patent or an AstraZeneca Patent containing a Valid Claim claiming the compound as a composition of matter is made anywhere in the world within *** years from the expiration or termination of the Collaboration Term.

1.23 "COLLABORATION PRODUCT" means products in final forms suitable for human, veterinary or agricultural use that contain a Collaboration Compound as the sole active ingredient.

1.24 "COLLABORATION MATERIALS" means any compounds, cells, cell lines, DNA and RNA molecules, plasmids, proteins, crystals, coordinates, antibodies, antibody coding DNA sequences, antibody coding expression vectors and antibody expressing transfected cell lines and other materials and any replications of any of the foregoing, that one Party provides to the other Party to enable such Party to perform work under the Research Collaboration; provided, however, that "Collaboration Materials" shall exclude all Collaboration Results.

1.25 "COLLABORATION RESULTS" means Results that are discovered, conceived, reduced to practice or otherwise generated through work performed under the Research Collaboration, provided, however, that Collaboration Results shall exclude all AstraZeneca Improvements.

1.26 "COLLABORATION TERM" has the meaning set forth in Section 21.2.

1.27 "COLLABORATION YEAR" means the twelve-month period starting on the Effective Date and any immediately subsequent twelve-month period.

1.28 "COMBINATION PRODUCTS" means products in final forms suitable for human, veterinary or agricultural uses that contain a Licensed Compound as an active ingredient together with one or more other active ingredients that are sold either as a fixed dose or as separate doses in a single package.

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1.29 "COMMERCIALLY REASONABLE EFFORTS" means, with respect to the research, development, Manufacture or commercialisation of a Licensed Compound or Licensed Product, as the case may be, efforts and resources commonly used in the research-based pharmaceutical industry for compounds or products with similar commercial and scientific potential at a similar stage in their lifecycle, taking into consideration their safety and efficacy, their cost to develop, the competitiveness of alternative products, the anticipated or, if applicable, actual claim structure and the nature and extent of their market exclusivity (including Patent coverage and regulatory exclusivity), the likelihood of regulatory approval, their estimated profitability, including the amounts of marketing and promotional expenditures with respect to the Licensed Products and Competing Products and all other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Licensed Compound and each Licensed Product, as applicable; provided, however, that should what would otherwise constitute Commercially Reasonable Efforts with respect to an individual market conflict with, or otherwise not constitute, Commercially Reasonable Efforts with respect to a group of markets out of which such market is a part then Commercially Reasonable Efforts shall be determined for such group of markets as a whole.

1.30 "COMPETING PRODUCT" has the meaning set forth in Section 10.5.1 a).

1.31 "COMPLAINING PARTY" has the meaning set forth in Section 21.5.

1.32 "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 14.1.1.

1.33 "CONTROL" means, with respect to any item of Information, Patent or IP Protection Right, possession of the right, whether directly or indirectly, and whether by ownership, licence or otherwise, to assign, or grant a licence, sublicence or other right to or under, such Information, Patent or IP Protection Right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.34 "DEVELOPMENT PROJECT" means any activities hereunder by or on behalf of AstraZeneca or its Affiliates outside of the Research Collaboration with the aim of developing a Licensed Product.

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1.35 "DEVELOPMENT REPORT" has the meaning set forth in Section 8.4.

1.36 "DEVELOPMENT RESULTS" means any and all Results not constituting Collaboration Results or AstraZeneca Improvements.

1.37 "DISCLOSING PARTY" has the meaning set forth in Section 14.1.1.

1.38 "DISTRIBUTOR" has the meaning set forth in Section 3.4.

1.39 "EFFECTIVE DATE" has the meaning set forth in the preamble to this Agreement.

1.40 "EUROPE" means the European Economic Area as it may be constituted from time to time.

1.41 "EXPLOIT" means to make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, hold/keep (whether for disposal or otherwise), formulate, optimise, have used, export, transport, distribute, promote, market or have sold or otherwise dispose or offer to dispose of, a product or process.

1.42 "EXPLOITATION" means the act of Exploiting a product or process.

1.43 "FDA" means the United States Food and Drug Administration and any successor agency thereto.

1.44 "FIRST COMMERCIAL SALE" means the first sale for monetary value for use or consumption by a member of the general public of a Licensed Product in a country in the Territory after Health Registration Approval for the sale of such Licensed Product has been obtained in such country. For the avoidance of doubt, sales prior to ***, shall not be construed as a First Commercial Sale.

1.45 "FORCE MAJEURE" has the meaning set forth in Section 22.1.

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1.46 "FORCE MAJEURE PARTY" means a Party prevented or delayed in its performance under this Agreement by an event of Force Majeure.

1.47 "FTE" means the equivalent of one (1) researcher being at least a graduate or a similarly qualified employee of Avanir having the requisite skills to fulfil Avanir's obligations under this Agreement and devoting the equivalent hours of a full time employee. For purposes of this Agreement, "full time" shall mean *** hours per Calendar Year as determined in accordance with Avanir's regular project hour reporting system.

1.48 "FTE RATE" means the price of one (1) FTE per single Calendar Year. The FTE Rate shall be *** U.S. Dollars ($***). The FTE Rate reflects the fully burdened costs for an FTE. AstraZeneca shall not be responsible for any Avanir ***, including *** costs, incurred in pursuit of the Research Collaboration and the consultation services rendered by Avanir under this Agreement, above and beyond the FTE Rate, or for ***.

1.49 "GRANT-BACK PATENTS" shall have the meaning set forth in Section 21.7.3.

1.50 "HEALTH AUTHORITY" means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other government entity regulating or otherwise exercising authority with respect to the Exploitation of Licensed Compounds or Licensed Products in the Territory.

1.51 "HEALTH REGISTRATION APPROVAL" means, with respect to a country in the Territory, any and all approvals, licences, registrations or authorisations of any Health Authority necessary to commercially distribute, sell or market a Licensed Product in such country, including, where reasonably required to engage in such activities, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorisations (including any prerequisite Manufacturing approval or authorisation related thereto), (c) labelling approval and (d) technical, medical and scientific licences.

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1.52 "HIT" means any compound identified under the Research Collaboration and selected by the RCMC or by AstraZeneca, as applicable, as a candidate for Hit Optimisation.

1.53 "HIT OPTIMISATION" means chemical structure modification performed as part of the Research Collaboration or by or on behalf of AstraZeneca, as applicable, starting from a Hit and aiming at the identification of compounds with properties meeting the Lead criteria defined in the Research Plan.

1.54 "IF" has the meaning set forth in Section 6.3.2.

1.55 "IMPROVEMENTS" means any improvements, adaptations, modifications or upgrading, and any IP Protection Rights related thereto.

1.56 "IND" means an investigational new drug application filed with the FDA for authorisation to commence human clinical trials in the U.S., and its equivalent in other countries or regulatory jurisdictions in the Territory.

1.57 "INDEMNIFICATION CLAIM NOTICE" has the meaning set forth in Section 17.3.

1.58 "INDEMNIFIED PARTY" means a Party seeking to recover a Loss under Section
     17.1 or 17.2.

1.59 "INDEMNIFYING PARTY" means a Party from whom recovery of a Loss is sought under Section 17.1 or 17.2.

1.60 "INDEMNITEE" has the meaning set forth in Section 17.3.

1.61 "INDIRECT TAXES" means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.62 "INFORMATION" means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: the process and results of high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology; biological, chemical, pharmacological, toxicological,

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     pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; Manufacturing and quality control procedures and data, including test procedures; and synthesis, purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, but excluding the Regulatory Documentation.

1.63 "INFRINGEMENT SUIT" has the meaning set forth in Section 20.3.

1.64 "IP" has the meaning set forth in Section 21.10.

1.65 "IP PROTECTION RIGHTS" means any and all legal means of establishing rights in and to ideas, inventions, discoveries, know-how, data, databases, documentation, reports, materials, writings, designs, computer software, processes, principles, methods, techniques and other information, including Patents, trade marks, service marks, trade names, registered designs, design rights, copyrights (including rights in computer software and database rights) and any rights or property similar to any of the foregoing in any part of the world, whether registered or not, together with the right to apply for the registration of any such rights.

1.66 "JOINT EXECUTIVE COMMITTEE" or "JEC" means the joint committee established by the Parties pursuant to Article 6.2.1.

1.67 "JOINT PATENTS" means Patents with respect to Collaboration Results.

1.68 "KEY PERSONNEL" has the meaning set forth in Section 5.2.

1.69 "KNOWLEDGE" means a Party's and its Affiliates' understanding in good faith of the relevant facts and information resulting from the reasonable conduct of its business affairs, but without the requirement of performing an investigation with respect to any such facts and information.

1.70 "LEAD COMPOUND" or "LEAD" means a compound identified through Hit Optimisation under the Research Collaboration or by AstraZeneca, as applicable, that has been selected by the RCMC or AstraZeneca, whichever is applicable, as a candidate for Lead Optimisation.

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1.71 "LEAD OPTIMISATION" means chemical structure modification performed under the Research Collaboration or by or on behalf of AstraZeneca, whichever is applicable, starting from a Lead Compound and aiming at the identification of compounds with properties meeting the relevant CD criteria established by AstraZeneca at its sole discretion.

1.72 "LICENSED COMPOUNDS" means the AVP 26452 Compound, Back-Up Compound(s) and Collaboration Compounds.

1.73 "LICENSED IMPROVEMENT" means, subject to the limitations set forth in the next succeeding paragraph, any Improvement with respect to a Licensed Compound or Licensed Product or relating to the Exploitation thereof Controlled by Avanir or its Affiliates, not constituting a Development Result, whether or not patentable, that is conceived, reduced to practice, developed or discovered or otherwise made outside the Research Collaboration during the term of this Agreement by or on behalf of Avanir or its Affiliates or by the Parties or their respective Affiliates jointly, or their respective employees and agents (whether alone or jointly with others), or otherwise Controlled by Avanir or its Affiliates at any time prior to and at the Effective Date or during any period in which AstraZeneca owes royalties to Avanir pursuant to Section 10.2, and which AstraZeneca has not rejected pursuant to Section 12.4.1.

     An Improvement mentioned in the foregoing paragraph conceived, reduced to practice, developed or discovered, otherwise made or otherwise Controlled by or on behalf solely of Avanir or its Affiliates shall be deemed a Licensed Improvement only to the extent it relates to the Licensed Patents and to the extent such Improvement conceived, reduced to practice, developed or discovered or otherwise made by or on behalf of Avanir or its Affiliates, and not with AstraZeneca or its Affiliates, has application outside such area it may be utilised by Avanir for any purpose other than to (a) conduct any activity with, for the benefit of, or sponsored by, any Person, that has as its goal or intent discovering,

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     identifying, Exploiting or otherwise commercialising products within *** or their associated mechanisms, or (b) grant any licence or other rights to any Person to utilise any IP Protection Rights Controlled by Avanir or its Affiliates (including, for the avoidance of doubt, any Licensed Patents, Licensed Know-How, Joint Patents or Collaboration Results) for the purpose of discovering, identifying, Exploiting or otherwise commercialising products within *** or their associated mechanisms.

1.74 "LICENSED KNOW-HOW" means the Information set out and described in Schedule 2, which is in the Control of Avanir or its Affiliates as of the Effective Date, being Information that is not generally known and is necessary or useful for the Exploitation of the Licensed Compounds or the Licensed Products, including any Information with respect to Licensed Improvements, as mentioned in Section 12.4.1, but excluding any Information to the extent covered or claimed by the Licensed Patents.

1.75 "LICENSED PATENTS" means (a) all patent applications and patents set forth in Schedule 4 hereto, (b) any Patents with respect to such patent applications or patents, and (c) any Patents claiming or covering any Licensed Improvements.

1.76 "LICENSED PRODUCTS" means the Products and the Combination Products.

1.77 "LOSSES" means any and all direct or indirect liability, damage, loss or expense, including interest, penalties and lawyers' fees and disbursements. In calculating Losses, the duty to mitigate on the part of the Party suffering the Loss shall be taken into account.

1.78 "MAJOR MARKET" means (a) ***, (b) ***, or (c) ***.

1.79 "MANUFACTURE" and "MANUFACTURING" means, with respect to a product or compound, the synthesis, manufacturing, processing, formulating, packaging, labelling, holding and quality control testing of such product or compound.

1.80 "NET SALES" means the gross invoiced amount on sales of the Licensed Products by AstraZeneca and its Affiliates to Third Parties (including Distributors) after deduction of:

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          (a)  normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances) actually allowed;

          (b) amounts *** or *** by reason of *** determined by AstraZeneca or its Affiliates in good faith and pursuant to standard industry practice;

          (c) *** and similar payments made with respect to *** such as, by way of illustration and not in limitation of the Parties' rights hereunder, ***;

          (d)  ***; and

          (e) any other similar deductions that are actually credited to the customer and are consistent with generally accepted accounting principles, or in the case of non-United States sales, other applicable accounting standards; and

          (f) as an allowance for ***, *** percent (***%) of the amount arrived at after the application of the provisions of items (a) to (e) above.

     Net Sales shall be calculated using AstraZeneca's internal, externally audited, systems used to report such sales, which reporting is done in accordance with International Accounting Standards (IAS) consistently applied, as adjusted for any of items (a) to (f) above not taken into account in such systems.

1.81 "NOTICE PERIOD" has the meaning set forth in Section 21.5.

1.82 "OTHER INDICATION" means a medical indication, other than (i) ***; or (ii)
     ***.

1.83 "PARTY" means either AstraZeneca or Avanir and "Parties" means both AstraZeneca and Avanir.

1.84 "PATENTS" means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed

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     either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.85 "PAYMENTS" has the meaning set forth in Section 10.15.1.

1.86 "PERSON" means a sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organisation, including a government or political subdivision, department or agency of a government, or an individual.

1.87 "PHASE II CLINICAL TRIAL" means either a) a clinical trial performed in patients with the primary objective of establishing proof of concept, assessing safety and tolerability or demonstration of a pharmacological effect of a Licensed Product, or b) a clinical study performed in patients to assess safety, tolerability and efficacy for the purpose of identifying suitable doses for a Phase III Clinical Trial.

1.88 "PHASE III CLINICAL TRIAL" means a large scale, multi-centre, human clinical trial (excluding dose ranging studies) to be conducted in a number of patients estimated to be sufficient to primarily establish efficacy of a Licensed Product in the claim of e.g. dyslipidemia or antiatherosclerosis or any other claimed major medical indication and at a standard suitable to obtain a Health Registration Approval in a Major Market.

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1.89 "PRODUCTS" means the AVP 26452 Product, Back-Up Products and Collaboration
     Products.

1.90 "RCMC" has the meaning defined in Section 6.1.1.

1.91 "RECEIVING PARTY" has the meaning set forth in Section 14.1.1.

1.92 "REGULATORY DOCUMENTATION" means all applications, registrations, licences, authorisations and approvals (including all Health Registration Approvals), all correspondence submitted to or received from Health Authorities (including minutes and official contact reports relating to any communications with any Health Authority) and all supporting documents and all clinical studies and tests, relating to any Licensed Compounds or Licensed Products, and all data contained in any of the foregoing, including all IND applications, Health Registration Approvals, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

1.93 "RESEARCH COLLABORATION" means the research collaboration outlined in the Research Plan to be carried out during the Collaboration Term; provided, however, that with respect to each individual Licensed Compound the Research Collaboration shall cease on the date of AstraZeneca's selection of such Licensed Compound as a Candidate Drug. For the avoidance of doubt,
     (i) any research or development concerning the Licensed Compounds or the Licensed Products beyond the Research Collaboration will be part of the Development Project, and (ii) notwithstanding the fact that the Research Collaboration may have ceased with respect to one or more Licensed Compounds the Research Collaboration shall, unless terminated earlier in accordance with the terms and conditions of this Agreement, continue for the duration of the Collaboration Term.

1.94 "RESEARCH PLAN" means the research plan attached hereto as Schedule 1 outlining the Research Collaboration and each Party's undertakings and obligations, including the allocation of Key Personnel and other FTEs by Avanir, in relation thereto as may be amended from time to time in accordance with Section 6.1.2.

1.95 "RESULTS" means ideas, inventions, discoveries, know-how, data, documentation, reports, materials, writings, designs, computer software, processes, principles, methods,

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     techniques and other information, recorded in any form, that are discovered, conceived, reduced to practice or otherwise generated through work performed under this Agreement by or on behalf of either Party or by the Parties jointly, and any IP Protection Rights pertaining to any of the foregoing.

1.96 "***" has the meaning defined in Section 11.1.1.

1.97 "***" has the meaning defined in Section 11.1.3.

1.98 "SUBLICENSEE" has the meaning set out in Section 3.3.

1.99 "SUCCESSFUL PROOF OF CONCEPT" means agreement of the Parties in writing that there exists evidence of an effect (whether a clinical outcome or other bio marker) indicating a high chance of achieving a result of a Phase III Clinical Trial in an indication in which the Licensed Product concerned could be expected to generate peak Annual Net Sales of at least *** U.S. Dollars ($***), or initiation of the next step of clinical assessment by AstraZeneca after having discovered such effect.

1.100 "SURROGATE MARKER" means a marker accepted by the Health Authority in a Major Market as a substitute for showing a reduction of the risk of ***.

1.101 "TERRITORY" means all countries in the world, except for those countries in which this Agreement is terminated pursuant to Sections 21.3, 21.4 or 21.5.

1.102 "THIRD PARTY" means any Person not including the Parties, the Parties' respective Affiliates or Sublicensees.

1.103 "THIRD PARTY CLAIM" has the meaning set forth in Section 17.1.

1.104 "TRADEMARK" means any word, name, symbol, colour, designation or device or any combination thereof, including any trademark, trade dress, brand mark, trade name, brand name, logo or business symbol used by AstraZeneca in connection with the Licensed Compounds or Licensed Products.

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1.105 "TRIGGERING EVENT" has the meaning set forth in Section 20.1.

1.106 "UNITED STATES" or "U.S." means the United States of America, including its territories, possessions and Puerto Rico.

1.107 "VALID CLAIM" shall mean, with respect to a Licensed Product in a particular country, any claim of a Licensed Patent, a Joint Patent or an AstraZeneca Patent that claims (i) the Licensed Compound included in such Licensed Product as a composition of matter; (ii) the formulation of such Licensed Product or (iii) a method related to, or a use of, the Licensed Compound or Licensed Product; provided such claims were filed contemporaneously with, or after, the claims described in clause (i) above; and provided, further, that a claim described in either clause (ii) or clause (iii) above could be reasonably considered to be the reason that generic competition (as defined in Section 10.5.1 (a)) has not occurred, as determined on a country-by-country basis, and either:

          (a) with respect to a granted and unexpired Licensed Patent, Joint Patent or AstraZeneca Patent in such country, (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

          (b) with respect to a pending Licensed Patent, Joint Patent or AstraZeneca Patent application, was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that such claim has not been pending for more than *** years.

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2    CONSTRUCTION

     Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word "or" has the inclusive meaning represented by the phrase "and/or". Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term "including" or "includes" as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

3    GRANT OF RIGHTS

3.1 Licence Grants to AstraZeneca. Subject to the terms and conditions of this Agreement, Avanir hereby grants to AstraZeneca an exclusive (including with regard to Avanir and its Affiliates), subject to a retained right thereto for the sole purpose of Avanir carrying out its obligations under the Research Collaboration, right and licence in the Territory, with the right to grant sublicenses pursuant to Section 3.3, under Avanir's and its Affiliates' rights, titles, and interests in and to the Licensed Patents, the Licensed Know-How, the Collaboration Results, the Joint Patents and the Licensed Improvements to (i) Exploit the Licensed Compounds and the Licensed Products for all purposes and (ii) use and otherwise Exploit the Licensed Know-How and the Collaboration Results in connection with the purposes set forth in clause (i) immediately preceding.

3.2 Licence Grants to Avanir. AstraZeneca hereby grants to Avanir a non-exclusive right and licence, without the right to grant sublicenses, under AstraZeneca's rights, titles, and interests in and to the AstraZeneca Background Technologies, the AstraZeneca Improvements, the AstraZeneca Patents, the Joint Patents and the Collaboration Results that are disclosed or otherwise provided by AstraZeneca to, or discovered by, Avanir during the Collaboration Term (a) solely to the extent required by Avanir to perform the

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     Research Collaboration during the Collaboration Term, and (b) to use and otherwise Exploit such AstraZeneca Background Technologies and AstraZeneca Improvements as necessary or useful to exercise Avanir's rights under the grant under (a).

3.3 Sublicenses. AstraZeneca shall, subject to Section 10.4, have the right to grant sublicenses, through multiple tiers of sublicensees, under the licences granted in Section 3.1, to its Affiliates and to any other Persons in the Territory or in any country of the Territory. Where AstraZeneca grants a sublicense to a Person that is not an Affiliate of AstraZeneca, and such Person is not a Distributor, such Person shall be a "SUBLICENSEE" for purposes of this Agreement. AstraZeneca shall ensure that all Persons to which it grants sublicenses will comply with all terms and conditions of this Agreement and AstraZeneca shall remain liable for any breach of this Agreement by a Sublicensee. AstraZeneca shall provide notice of the granting of any sublicence hereunder promptly following the making of such grant. Such notice shall identify the Sublicensee, the territory of the sublicence and a copy of those provisions of the sublicense that relate to performance of this Agreement.

3.4 Distributorships. AstraZeneca shall have the right, in its sole discretion, to appoint its Affiliates, and AstraZeneca and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in the Territory or in any country of the Territory, to distribute, market and sell the Licensed Products (with or without packaging rights), in circumstances where the Person purchases its requirements of Licensed Products from AstraZeneca or its Affiliates but does not otherwise make any royalty or other payment to AstraZeneca with respect to its IP Protection Rights. Where AstraZeneca or its Affiliates appoints such a Person that is not an Affiliate of AstraZeneca, that Person shall be a "DISTRIBUTOR" for purposes of this Agreement. The term "packaging rights" in this Section 3.4 shall mean the right for the Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs.

3.5 Co-Promotion Rights. For the avoidance of doubt, AstraZeneca and its Affiliates shall have the right, in their sole discretion, to co-promote the Licensed Products with any

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     other Person, or to appoint one or more Third Parties to promote the
     Licensed Products without AstraZeneca carrying out any promotion in all or any part of the Territory.

3.6 Commercially Viable Use of Avanir's Sales Force. In anticipation of the Health Registration Approval of the initial Licensed Product in the United States, AstraZeneca and Avanir shall meet and confer to establish the terms and conditions, beyond those set forth herein, upon which AstraZeneca will, should AstraZeneca determine in its then current sales and marketing plan a need to have the Licensed Product concerned promoted among *** in second or third-line promotional activities, use Avanir's sales force to support AstraZeneca's sales efforts in the United States in respect of such initial Licensed Product by way of second or third line promotional activities in the segment of ***. Such right of Avanir shall always be subject to the provisos that (i) each member of Avanir's sales force intended to support AstraZeneca as described hereunder meets the then applicable AstraZeneca standard quality criteria for sales representatives; (ii) such Avanir personnel shall be deployed only pursuant to the relevant sales and marketing plan by AstraZeneca for the initial Licensed Product; (iii) AstraZeneca's obligation to compensate Avanir for such services be limited to ***; and (iv) that such detail calls by Avanir shall not in any given calendar quarter exceed *** percent (***%) of the aggregate detail calls with specialists by AstraZeneca's or its Affiliates' sales forces for the initial Licensed Product in such calendar quarter. Notwithstanding the foregoing to the contrary, in the event that AstraZeneca decides to outsource sales or promotional activities pertaining to the Licensed Product in the neuro-specialist field in the U.S. beyond the activities of Avanir pursuant to this Section 3.6, AstraZeneca shall meet and confer with Avanir on such subject for the purpose of providing Avanir an opportunity to seek such business if it so desires.

3.7  No Conflicts.

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     3.7.1 Within the scope of the Research Collaboration, and to the extent
          Applicable Law permits Avanir to conduct research and development activities with respect to Licensed Compounds or Licensed Products notwithstanding the exclusive licence grants to AstraZeneca under
          Section 3.1, Avanir agrees that neither it nor its Affiliates will publish or present any material or file any Patent applications with respect to such activities without the consent of AstraZeneca.

     3.7.2 Subject to Avanir's rights and obligations under the Research Collaboration, and during the Collaboration Term and for *** years after its termination or expiration, or, if this Agreement is terminated by AstraZeneca pursuant to Section 21.5, for a period of *** year after such termination, Avanir covenants that it and its majority-owned subsidiaries (and its other Affiliates which are Affiliates both as of the Effective Date and during the periods referred to above) shall not, and that it shall use its best reasonable efforts to cause its Affiliates other than those mentioned above not to, (a) conduct any activity with, for the benefit of, or sponsored by, any Person, that has as its goal or intent discovering, identifying, Exploiting or otherwise commercialising *** or their associated mechanisms, or (b) grant any licence or other rights to any Person to utilise any IP Protection Rights Controlled by Avanir or its majority-owned subsidiaries (or its other Affiliates which are Affiliates both as of the Effective Date and during the period referred to above), or by such Affiliates of Avanir other than those referred to above to the extent Avanir has the ability to prevent such grant provided always that Avanir uses its best reasonable efforts in this regard, (including, for the avoidance of doubt, any Licensed Patents, Licensed Know-How, Joint Patents or Collaboration Results) for the express purpose of discovering, identifying, Exploiting or otherwise commercialising *** or their associated mechanisms. Avanir agrees that it will not create Affiliates after the Effective Date for the

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          purpose of obviating compliance with this Section 3.7.2. The Parties acknowledge that all restrictions contained in this Section 3.7.2 are reasonable, valid and necessary for the adequate protection of the Licensed Product business and because of the disclosure of Confidential Information by AstraZeneca, and that AstraZeneca would not have entered into this Agreement without the protection afforded it by this Section 3.7.2.

3.8 Exclusivity Term. AstraZeneca's exclusive position granted by Section 3.1 shall expire with respect to each separate Licensed Product, on a country-by-country basis, on the date when AstraZeneca's obligation to pay royalties with respect to such Licensed Product pursuant to Section 10.2 or
     Section 10.4, as applicable, expires. Upon expiration of the royalty term set forth in Section 10.8 with respect to a Licensed Product in a country, AstraZeneca's licence with respect to such Licensed Product in such country shall become non-exclusive, fully paid-up, perpetual and irrevocable and the Net Sales of such Licensed Product in such country shall be excluded from the royalty calculations in Sections 10.2 (including the thresholds and ceilings) or 10.4, as applicable. AstraZeneca and its Affiliates and Sublicensees following such expiration shall be allowed to continue Exploiting such Licensed Product and using all Licensed Know-How and Collaboration Results in connection therewith on a non-exclusive basis in such country with no further consideration to Avanir.

3.9 Regulatory Documentation. The Parties acknowledge that Avanir will prepare in conjunction with AstraZeneca and submit the first IND application concerning the AVP 26452 Compound in accordance with the IND filing plan attached hereto as Schedule 3. Furthermore, in the event that in response to the submission of the IND, the Regulatory Authority poses questions to Avanir or otherwise requires additional data, Avanir and AstraZeneca shall cooperate to meet and confer as required to formulate an action plan in response to such request. It is acknowledged that AstraZeneca may ask Avanir to manage the single and multiple ascending dose studies associated with the IND filing and

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     Avanir agrees (at AstraZeneca's request) to make up to *** FTEs available to manage such studies. AstraZeneca shall reimburse Avanir for the work of such FTEs at the FTE rate. AstraZeneca may from time to time during the term of this Agreement reasonably request Avanir to make, at AstraZeneca's cost, applications for an IND in addition to that mentioned above in this
     Section 3.9 or other regulatory approvals whether in Avanir's or in AstraZeneca's or any of its Affiliates' name and Avanir undertakes to comply with any such reasonable request. Without exception, AstraZeneca will, as between AstraZeneca and Avanir, be the owner of any Regulatory Documentation relating to any such applications for an IND or regulatory approvals as mentioned in this Section 3.9 (including IND applications and approvals).

     Notwithstanding what is stated above in this Section 3.9 should the first IND Application either (a) not have been submitted by ***, or (b) not have become effective within *** of submission, AstraZeneca shall have the right, in its sole discretion, upon written notice to Avanir either to require Avanir to transfer such IND Application to it or to instruct Avanir in the conduct of remedial measures to allow such IND Application to be submitted and to become effective, as the case may be. Upon transfer of such IND Application, AstraZeneca shall be responsible for preparing and submitting such IND Application.

4    CONFIRMATORY PATENT LICENCES

     Avanir shall if requested to do so by AstraZeneca promptly enter into confirmatory licence agreements in the form or substantially the form set out in Schedule 5 for purposes of recording the licences granted under this Agreement with such Patent Offices in the Territory as AstraZeneca considers appropriate. Until the execution of any such confirmatory licences, so far as may be legally possible, Avanir and AstraZeneca shall have the same rights in respect of the Licensed Patents and the Joint Patens and be under

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     the same obligations to each other in all respects as if the said confirmatory licences had been executed.

5    THE RESEARCH COLLABORATION

5.1 Conduct of Research Collaboration. During the Collaboration Term and under the direction and supervision of the RCMC, each Party shall (a) perform or cause to be performed its obligations under the Research Plan in good scientific manner and in compliance in all material aspects with all Applicable Law, including, unless otherwise set forth in the Research Plan, good laboratory practices and good clinical practices, and (b) allocate the time, effort, equipment and skilled personnel to complete such activities as set forth in the Research Plan. Following the Effective Date, the Parties shall promptly commence the Research Collaboration. Avanir undertakes insofar as it relates to animal care in the activities to be carried out by it hereunder to comply with the AAALAC standards and shall use its best reasonable efforts to comply with the AstraZeneca International Policy on Animal Care and Use to the extent stricter than the AAALAC standards.

5.2 Facilities and Key Personnel. Avanir shall provide facilities, equipment and manpower that are reasonably necessary to carry out the work undertaken by Avanir under the Research Collaboration at Avanir's facilities at 11388 Sorrento Valley Road, Suite 200, in San Diego, California, USA, and, after AstraZeneca's prior written approval, at such other facilities which Avanir may come to occupy of an appropriate standard for performing research in accordance with Good Laboratory Practice and otherwise in accordance with the Research Plan. Subject to Section 5.3, the foregoing undertaking shall not be construed to prevent Avanir from relying upon subcontractors for the performance of activities under the Research Plan which are, or would be, of a type typically performed by subcontractors. The principal scientist designated by Avanir (the "AVANIR PRINCIPAL SCIENTIST") shall be responsible for all Research Collaboration activities undertaken by Avanir and shall supervise the work of all personnel engaged by Avanir in the Research Collaboration. The Avanir Principal Scientist shall serve as the primary contact for AstraZeneca on all matters related to the Research Collaboration.

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     The Avanir Principal Scientist and other scientific and technical personnel of Avanir considered by AstraZeneca to be of key importance for the conduct of the Research Collaboration (the "KEY PERSONNEL") are listed on Schedule
     6 hereto. Avanir shall not substitute persons for the Key Personnel or materially reduce the time commitment of any Key Personnel to the Research Collaboration without the prior written approval of AstraZeneca, which approval with respect to the Key Personnel shall not be unreasonably withheld or notice whether approval is granted unreasonably delayed. In the event that any Key Personnel are no longer employed by Avanir or are otherwise incapable of performing their obligations under this Agreement (e.g., become disabled), the Parties shall meet and discuss in good faith how best to proceed provided, however, that in case the Principal Scientist terminates his employment with Avanir or leaves the employment for any other reason (including death) during the *** Collaboration Year, Avanir shall have a reasonable opportunity to find a replacement of comparable experience and stature satisfactory to AstraZeneca; provided, however, if Avanir is unable to hire a reasonably satisfactory replacement within *** days of the date the Principal Scientist terminates or leaves his employment, AstraZeneca shall have the right to terminate the Research Collaboration by providing *** days' written notice thereby ending the Collaboration Term. Upon such termination AstraZeneca shall be under no obligation to provide Avanir with any further compensation pursuant to
     Article 9 and the provisions of Section 21.6 (y) shall apply.

5.3 Subcontracting. Avanir shall be solely responsible for successfully completing its activities set forth in the Research Plan. Avanir shall conduct and carry out the activities provided for under the Research Collaboration primarily through its employees at the site identified under
     Section 5.2. Avanir, prior to engaging a subcontractor to carry out any significant portion of such activities shall seek the consent of AstraZeneca which shall not be unreasonably withheld or notice whether consent is provided unreasonably

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     delayed. Any subcontract shall be subject to the applicable terms and conditions of this Agreement, including Articles 14 and Section 16.1, and, upon AstraZeneca's request, Avanir shall require each such subcontractor to enter into an undertaking, pursuant to which the terms and conditions of this Agreement shall apply directly between such subcontractor and AstraZeneca, prior to disclosing to such subcontractor any of AstraZeneca's Confidential Information; provided, however, that Avanir shall remain ultimately responsible for the performance of its obligations under this Agreement. Any fees or costs due any such subcontractor shall be at the sole expense of Avanir.

5.4  Collaboration Materials and Information Transfer.

     5.4.1 Avanir shall, and shall cause its majority-owned subsidiaries and its other Affiliates (which are its Affiliates both as of the Effective Date and at all relevant times thereafter) and use its best reasonable efforts to cause its Affiliates other than those referred to above, without additional compensation and at Avanir's sole expense, provide to AstraZeneca copies of any Licensed Know-How which could be reasonably considered material to the Research Collaboration, not previously provided to AstraZeneca, promptly after the Effective Date. Upon AstraZeneca's request to Avanir, Avanir shall promptly provide to AstraZeneca any copies of additional Licensed Know-How and originals of Licensed Know-How in those cases where AstraZeneca has a need for the same in connection with the filing and prosecution of patents.

     5.4.2 During the Research Collaboration each Party shall, and shall cause its majority-owned subsidiaries and its other Affiliates (which are its Affiliates both as of the Effective Date and at all relevant times thereafter) and use its best reasonable efforts to cause its Affiliates other than those mentioned above, in accordance with the criteria and mechanisms established by the RCMC, disclose and make available to the other Party, in whatever form such Party may reasonably request all Collaboration Results promptly upon the earlier of the conception or reduction to practice, discovery, development or making of such Collaboration Results.

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     5.4.3 Each Party shall, and shall cause its majority-owned subsidiaries and its other Affiliates (which are its Affiliates both as of the Effective Date and at all relevant times thereafter) and use its best reasonable efforts to cause its Affiliates other than those referred to above, in accordance with the criteria and mechanisms established by the RCMC, disclose and make available to the other Party, in whatever form such Party may reasonably request all Collaboration Material promptly upon the Effective Date or upon the earlier of the conception or reduction to practice, discovery, development or making of such Collaboration Material; provided, however, that, notwithstanding the foregoing, AstraZeneca shall only be required to provide or disclose to Avanir such Collaboration Materials and other information as it determines, in its sole discretion, is reasonably necessary for Avanir to perform its activities under the Research Collaboration and AstraZeneca retains the right, in its reasonable discretion, to withdraw any such Collaboration Material information from the Research Collaboration upon written notice to Avanir.

5.5 Cooperation. Each Party shall cooperate with any and all reasonable requests for assistance from the other Party with respect to the activities under the Research Collaboration, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of employment to consult with such other Party on issues arising in connection with the Research Collaboration.

5.6 Regulatory Records. Avanir and AstraZeneca each shall maintain, or cause to be maintained, records of its respective activities under the Research Collaboration in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of its respective activities under the Research Collaboration, and which shall be retained by such Party for at least five
     (5) years after the termination of the Research Collaboration, or for such longer period as may be required by Applicable Law; provided always that before destroying any such

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     record upon expiration of such period Avanir shall offer AstraZeneca in writing to transfer such record to AstraZeneca and shall, should AstraZeneca declare that it wishes to have such record transferred, transfer it to AstraZeneca, at AstraZeneca's cost, without unreasonable delay. AstraZeneca shall preserve such records for the benefit of, and transfer to, Avanir in anticipation of a termination of this Agreement that could result in the transfer of such documents to Avanir. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records contemplated by this Section 5.6.

6    MANAGEMENT OF THE RESEARCH COLLABORATION

6.1  Research Collaboration Management Committee.

     6.1.1 Responsibilities of RCMC. The Research Collaboration Management Committee (the "RCMC") established by the Parties oversees the initiation, planning and performance of the activities under the Research Collaboration. In particular, the responsibilities of the RCMC shall include: (a) for the period following the first Collaboration Year, consider and propose to the JEC the number of FTEs at Avanir to be funded under the Collaboration Term by AstraZeneca as set forth in Section 9.1; (b) establishing reporting criteria and mechanisms for making Collaboration Results available to the other Party; (c) establishing criteria and mechanisms for disclosing and making available to the other Party Collaboration Materials; (d) establishing prioritisation criteria for specific components under the Research Collaboration, including setting proposed dates for experimental initiation and completion of each stage of the Research Collaboration; (e) determining within fifteen (15) days of the completion of each stage of the Research Collaboration pertaining to a specific Licensed Compound whether the completion thereof has been successful and deciding whether or not to continue the Research Collaboration into the next stage (i.e., making "stop/go decisions");
          (f) monitoring workflow, including experimental sample transfer, sample analysis and data quality control, data analysis and summarisation, software installation (access), training and maintenance; (g) monitoring of sample throughput, and

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          overall Research Collaboration progress; (h) to the extent permitted by the Research Plan, assigning tasks and responsibilities taking into account each Party's respective specific capabilities and expertise in order to avoid duplication and enhance efficiency and synergies; (i) monitoring timely execution of the Research Collaboration, including compliance with budgets and timelines; and (j) reviewing and approving any amendments to the Research Plan, which to the extent they place additional responsibilities on Avanir shall require the express written consent of Avanir.

     6.1.2 Research Plan. The Parties acknowledge and agree that the Research Plan attached hereto as of the Effective Date sets forth the goals and objectives of the Research Collaboration and the broad terms of the Parties' respective undertakings to achieve those goals and objectives, and the funding of FTEs provided for under Section 9.1 represents AstraZeneca's total financial obligation for all services to be rendered and expenses to be incurred by or on behalf of Avanir as necessary to achieve the goals and objectives of the Research Collaboration. The Parties further acknowledge and agree that the Research Plan will be amended by the RCMC from time to time during the Collaboration Term for each stage of the Research Collaboration to identify and define the specific undertakings of the Parties required to implement the Research Collaboration.

     6.1.3 Formation of RCMC. The RCMC shall consist of six (6) members with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the initiation, planning and performance of the activities of the Research Collaboration, with equal numbers appointed by the respective Party, which shall include the Avanir Principal Scientist and the AstraZeneca Principal Scientist acting as Co-Chairs. Each Party shall have the right to replace its respective RCMC representatives upon written notice to the other Party, provided that any such substitute representative shall have substantially the equivalent experience and seniority as the representative that such person replaces. Each Party shall be entitled to bring for an agenda item at a

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          meeting of the RCMC such minimum numbers of advisors, consultants and other visitors which such Party considers in good faith necessary or useful to such Party to protect its interest regarding the business to be dealt with under such agenda item. If such visitors are not employees of a Party, their attendance at the RCMC meeting shall be further conditioned upon agreement with the inviting Party over confidentiality and non-use obligations no less burdensome than set forth herein.

     6.1.4 Disputes. The RCMC shall endeavour to reach consensus on all matters brought before it with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting; provided, however, that in the event the RCMC is unable to resolve an outstanding matter before it, such matter shall be resolved by the JEC.

          Should the RCMC not be able to reach consensus on what proposal to bring to the JEC concerning such matter referred to under Section
          6.1.1 (a), each Party may bring its respective proposal to the JEC which shall then consider the proposals and make a decision in accordance with Section 6.2.4. The matter shall be deemed brought to the attention of the JEC when the first Party's proposal has been submitted to the JEC.

     6.1.5 Meetings. The RCMC shall meet at least quarterly and more frequently when required. Regular quarterly meetings shall be scheduled on a recurring schedule to be established by the RCMC (e.g. the first Tuesday of January, April, July and October at 9:30 a.m. at the place of meeting, if held in person), or at such other mutually agreeable times no less than three (3) months in advance, except for the initial meeting of the RCMC, which shall be at a mutually agreeable time and place. Any such regular meeting falling on a holiday when commercial banks are closed in any of Great Britain, Sweden or the United States shall be postponed until the next succeeding day when commercial banks are open for business in all three jurisdictions. The meetings shall be held by means of teleconference or videoconference or, when held in person, at AstraZeneca AB's facilities in Molndal, Sweden, or at other locations *** mutually

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          agreed upon by the Parties. Subject to what is stated in Section
          6.1.6, a quorum of the RCMC shall exist whenever there is present at a meeting each of the Co-Chairs or their respective designees. In addition, the RCMC may act without a formal meeting by a written memorandum signed by the Co-Chairs of the RCMC. Whenever any action by the RCMC is required hereunder during a time period in which the RCMC is not scheduled to meet, either Co-Chair shall have the right to call a special meeting or the Co-Chairs may cause the RCMC to take the action without a meeting in the applicable time period. Any such additional meetings shall be held at places and on dates selected by the Co-Chairs.

     6.1.6 Quorum. Notwithstanding what is stated in Section 6.1.5, the Co-Chair of AstraZeneca may call for a meeting to be held on a business day when commercial banks are open for business in Great Britain, Sweden and the United States by notifying Avanir no later than thirty (30) days in advance of a meeting of the RCMC of the exact date, time and location for the meeting. Provided that (i) such notice has been timely issued and that the meeting is held on the date, time and place so indicated, or (ii) that Avanir confirms that it has been properly notified about the meeting, quorum shall be considered constituted at that meeting unless all members of one Party fail to attend the meeting because of illness, where no substitution could be reasonably arranged, breakdown in general communications, travel difficulties beyond the reasonable control of such Party, or by other similar reasons. No meeting shall be called for a day on which the commercial banks are closed in any of Great Britain, Sweden or the United States. For the purpose of agreeing that Avanir has been properly notified of the meeting in the case under (ii), attendance to a meeting without express objection thereto shall be sufficient.

     6.1.7 Expenses. Avanir and AstraZeneca each shall bear all expenses of its RCMC members related to such members' participation on the RCMC and attendance at RCMC meetings.

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     6.1.8 Minutes. The RCMC shall keep accurate minutes of its deliberations, which minutes shall record all proposed decisions and all actions recommended or taken, all proposals to the JEC on the number of FTEs at Avanir to be funded by AstraZeneca in a subsequent Collaboration Year in accordance with Section 9.1, Research Collaboration progress reports provided to the RCMC pursuant to Section 7.1 and Collaboration Results generated of interest in the Research Collaboration. Furthermore, all CDs and pre-CDs selected by AstraZeneca during the Collaboration Term shall be recorded in the minutes of the RCMC. Drafts of minutes shall be delivered to the Co-Chairs of the RCMC within twenty (20) days after the respective meeting. The Parties, on an alternating basis, shall prepare and circulate the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form only with the approval and agreement of the Co-Chairs, such issuance not subject to final determination by the JEC in the event of a dispute.

6.2  Joint Executive Committee.

     6.2.1 Formation of the JEC. The Parties shall establish a Joint Executive Committee (the "JEC") to resolve any outstanding matter before the RCMC that the RCMC is unable to resolve. The JEC shall consist of four
          (4) members with equal numbers appointed by each Party with the requisite experience and seniority to enable them to resolve any matter brought before them and make any necessary decisions on behalf of the Parties with respect to any such matter. Furthermore, the JEC shall include a Co-Chair to be designated by each Party. Each Party shall have the right to replace its respective JEC representatives upon written notice to the other Party, provided that any such substitute representative shall have substantially the equivalent experience and seniority as the representative that such person replaces.

     6.2.2 Meetings. The JEC shall meet within fifteen (15) days from when a matter in dispute is first brought to the attention of the JEC by the RCMC and when otherwise required for the purpose of the Research Collaboration. The meetings

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          shall be held by means of teleconference or videoconference or, when held in person, at AstraZeneca AB's facilities in Molndal, Sweden, or at other locations *** mutually agreed upon by the Parties. Subject to what is stated in Section 6.2.3, a quorum of the JEC shall exist whenever there is present at a meeting each of the Co-Chairs or their respective designees. The JEC shall endeavour to reach consensus on all matters brought before it with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting. Avanir and AstraZeneca each shall bear all expenses of its JEC members related to such members' participation on the JEC and attendance at JEC meetings.

     6.2.3 Quorum. Notwithstanding what is stated in Section 6.2.2, the Co-Chair of AstraZeneca may call for a meeting by notifying Avanir no later than thirty (30) days in advance of a meeting of the JEC of the exact date, time and location for the meeting. Provided that (i) such notice has been timely issued and that the meeting is held on the date, time and place so indicated, or (ii) that Avanir confirms that it has been properly notified about the meeting, quorum shall be considered constituted at that meeting unless all members of one Party fail to attend the meeting because of illness, where no substitution could be reasonably arranged, breakdown in general communications, travel difficulties beyond the reasonable control of such Party, or by other similar reasons. No meeting shall be called for a day on which the commercial banks are closed in any of Great Britain, Sweden or the United States. For the purpose of agreeing that Avanir has been properly notified of the meeting in the case under (ii), attendance to a meeting without express objection thereto shall be sufficient.

     6.2.4 Decision-making. Any final decision mutually agreed to by the JEC shall be in writing and shall be conclusive and binding on the Parties. If such resolution regarding the initiation, planning or performance of the activities of the Research

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          Collaboration as described in Section 6.1.1 is unattainable by the JEC within *** days from the date the matter in dispute is first brought to the attention of the JEC, the dispute shall be resolved in accordance with ***; provided, however, that, subject to Section
          6.1.2, if the matter in dispute would result in additional expense being incurred by Avanir for activities not contemplated in the Research Plan, then AstraZeneca shall reimburse Avanir for such additional expense.

     6.2.5 Minutes. The JEC shall keep accurate minutes of its deliberations, which minutes shall record all proposed decisions and all actions recommended or taken. Drafts of minutes shall be delivered to the Co-Chairs of the JEC within twenty (20) days after the respective meeting. The Parties, on an alternating basis, shall prepare and circulate the draft minutes. Draft minutes shall be edited by the Co-Chairs and shall be issued in final form only with the approval and agreement of the Co-Chairs.

6.3 Upon Expiration or Termination of the Collaboration Term. Upon expiration or termination of the Collaboration Term the following shall apply:

     6.3.1 Dissolution of the RCMC and the JEC. The RCMC and the JEC shall be dissolved and Avanir shall provide AstraZeneca with consultation services, including reviewing and contributing to proposed publications concerning the Licensed Compounds or Licensed Products, as AstraZeneca may reasonably request for the Development Project, including by making Avanir's employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of employment to consult with AstraZeneca on issues arising during the Development Project, or in connection with Exploitation of Licensed Compounds, Products or Results. AstraZeneca shall reimburse Avanir for out-of-pocket costs incurred in connection with such consultation services and should the time devoted by Avanir to such services

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          exceed *** FTE days in any Calendar Year, AstraZeneca shall compensate
          Avanir for any additional agreed upon FTE days. Prior to performing services in excess of the *** day allotment, Avanir shall notify AstraZeneca in writing that the said allotment has been utilised. For purposes of this Section 6.3.1, the daily FTE rate shall be determined by dividing the FTE Rate by ***.

     6.3.2 The Parties shall establish an Information Forum (the "IF"), consisting of between four (4) and eight (8) members with equal numbers appointed by the respective Party for the purpose of AstraZeneca gaining from the experience and expertise of Avanir and for keeping Avanir updated on AstraZeneca's activities in the Development Project. The IF shall meet on dates mutually agreed by the Parties once a year at a location suitable to both parties or by teleconference, videoconference or by other jointly suitable means. Avanir and AstraZeneca each shall bear all expenses of its IF members related to such members' participation on the IF and attendance at IF meetings.

     6.3.3 Avanir shall cease any and all use of the Licensed Know How, the Collaboration Results, the AstraZeneca Background Technologies, the AstraZeneca Improvements and any other AstraZeneca Confidential Information.

     6.3.4 Avanir shall deliver or return, as applicable, all data, files, records and other materials in its possession or control containing or comprising all AstraZeneca Background Technologies, AstraZeneca Improvements and AstraZeneca's Confidential Information (except one copy of AstraZeneca's Confidential Information which may be retained by Avanir solely for archival purposes).

     6.3.5 Avanir's obligation under Sections 6.3.1 through 6.3.4 shall, in addition to, and without limiting, what is stated therein, apply to each separate Licensed Compound which AstraZeneca has selected as a Candidate Drug in which

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          situation such obligations shall refer to such individual Licensed
          Compound or Licensed Improvement thereon, provided, however, that the RCMC and the JEC shall not be dissolved, and the IF not be established, until the expiration or termination of the Collaboration Term.

     6.3.6 Information Updates Regarding the AVP 26452 Compound and Other Compounds. At each quarterly meeting of the RCMC during the Collaboration Term, AstraZeneca shall provide Avanir an update on AstraZeneca's activities and progress regarding the AVP 26452 Compound and any other Licensed Compounds that has been selected as a CD by AstraZeneca. Such updates shall cover general information on AstraZeneca's development activities in the preceding quarter and a summary of the activities planned in the next twelve (12) months. For the avoidance of doubt, after the termination or expiration of the Collaboration Term, the AVP 26452 Compound and such other Licensed Compounds that have been selected as a CD by AstraZeneca shall be included in the regular information updates process for the Development Program as set forth in Sections 6.3.2 and 8.4.

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6.4  Transfer upon Termination of the Collaboration Term.

     Upon expiration or termination of the Collaboration Term the following shall apply:

     6.4.1 Avanir shall, and shall cause its majority-owned subsidiaries and its other Affiliates (which are its Affiliates both as of the Effective Date and at all relevant times thereafter) and use its best reasonable efforts to cause its Affiliates other than those referred to above to, without additional compensation, disclose and make available to AstraZeneca, to the extent not done so already, in whatever form AstraZeneca may reasonably request, Regulatory Documentation, copies of Licensed Know-How, Collaboration Results and any other Information claimed or covered by any Licensed Patent or Joint Patent or otherwise relating, directly or indirectly, to any Licensed Compound, Licensed Product or Licensed Improvement, and thereafter and throughout the term of the Agreement immediately upon the earlier of the development, making, conception or reduction to practice of each such Regulatory Documentation, Licensed Know-How or other Information.

     6.4.2 Avanir's obligation under Section 6.4.1 and under Section 6.4.4 shall, in addition to, and without limiting, what is stated therein, apply to each separate Licensed Compound which AstraZeneca has selected as a Candidate Drug in which situation such obligations shall refer to such Regulatory Documentation, Licensed Know-How, Collaboration Results and Information relating directly or indirectly to that particular Licensed Compound or Licensed Improvement thereon.

     6.4.3 Avanir warrants that it will perform a reasonably diligent search for Licensed Know-How and Regulatory Documentation relevant to the safety, efficacy and Exploitation of Licensed Compounds and Licensed Products in existence as of the termination or expiration of the Collaboration Term and that all such located Licensed Know-How and Regulatory Documentation will be disclosed to AstraZeneca upon termination or expiration of the Collaboration Term.

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     6.4.4 Avanir, at its ***, will provide AstraZeneca with all reasonable assistance required in order to transfer the Licensed Know-How to AstraZeneca in a timely manner following termination or expiration of the Collaboration Term. Without prejudice to the generality of the foregoing, if visits of Avanir's representatives to AstraZeneca's facilities are reasonably requested by AstraZeneca for purposes of transferring the Licensed Know-How to AstraZeneca or for purposes of AstraZeneca acquiring expertise on the practical application of the Licensed Know-How or assisting on issues arising during such Exploitation, Avanir will send appropriate representatives to AstraZeneca's facilities, provided that AstraZeneca shall reimburse Avanir for its reasonable and verifiable expenses of travel and accommodations for such representatives and such persons' working hours actually devoted to such transfer or assistance at the FTE Rate.

7    REPORTS

7.1 Research Collaboration Progress Reports. No later than five (5) business days prior to each quarterly RCMC meeting, the Parties shall provide the RCMC with a detailed written progress report in English containing specifications and other information on all Collaboration Results generated by such party under the Research Collaboration and not previously reported to the RCMC. The RCMC may provide further instructions on the timing and content of these reports.

7.2 Copyrights. Copyrights to reports provided for hereunder are part of the Collaboration Results. Neither Party shall, without the prior written approval of the other Party, attribute to the other Party any abstract or interpretation of any such report for sales or promotion purposes. Notwithstanding the foregoing, each Party shall be entitled to make such number of copies of Collaboration Results as is reasonably required to perform its obligations under this Agreement and for archival purposes.

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8    DEVELOPMENT PROJECT

8.1  Diligence Obligations. AstraZeneca undertakes to:

     8.1.1 use Commercially Reasonable Efforts at its own cost and expense to develop a Licensed Product and to conduct all development necessary to obtain Health Registration Approvals for a Licensed Product for use in humans (including the indication for ***) in each of the Major Markets and throughout the Territory; and

     8.1.2 use Commercially Reasonable Efforts to commercialise a Licensed Product for use in humans (including the indication for ***) in each of the Major Markets and throughout the Territory; provided, however, that such obligations are expressly conditioned upon Avanir and its Affiliates performing their respective obligations hereunder, including the completion of the activities under the Research Collaboration and the information disclosure requirements pursuant to
          Section 5.4, and such obligations of AstraZeneca shall be delayed or suspended as long as any such condition exists; and provided further, for the avoidance of doubt, that AstraZeneca shall not be obligated to obtain Health Registration Approval for, or commercialise, more than one Licensed Product in any Major Market and throughout the Territory. In the event that AstraZeneca decides to discontinue the development or commercialisation of a Licensed Product in favour of another Licensed Product, its obligations under this Section 8.1.2. shall cease with respect to such initial Licensed Product in favour of such other Licensed Product. AstraZeneca shall perform its obligation under this Section 8.1.2. in good scientific manner and in compliance in all material respects with all Applicable Law.

     8.1.3 Should the use by AstraZeneca of its Commercially Reasonable Efforts have as a consequence that AstraZeneca would be obligated to carry out some or all of the

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          activities provided for in Section 8.1.1 or 8.1.2 in a country in which such activities would not, in AstraZeneca's reasonable judgement, make commercial sense then AstraZeneca shall, notwithstanding what is stated in Sections 8.1.1 and 8.1.2 and following consultation with Avanir, be allowed to refrain from carrying out such activity(ies) in such country, other than a Major Market, ***.

     8.1.4 Upon satisfaction of its obligations under Sections 8.1.1 and 8.1.2, AstraZeneca shall be deemed to have satisfied all diligence obligations owed to Avanir hereunder, with respect to the Exploitation of the Licensed Compounds, Licensed Products or Collaboration Results, and shall have no other obligation, express or implied, to Exploit the Licensed Compounds, Licensed Products or Collaboration Results.

8.2  Breach of Diligence Obligations.

     8.2.1 Notification and Meeting. If at any time Avanir has a reasonable basis to believe that AstraZeneca is in breach of its material obligations under Section 8.1, then Avanir shall so notify AstraZeneca, specifying the basis for its belief, and the Parties shall meet within thirty (30) days after such notice to discuss in good faith Avanir's concerns and AstraZeneca's development and commercialisation plans with respect to the Licensed Compound and Licensed Product.

     8.2.2 Right of Termination. If, after such good faith discussions mentioned in Section 8.2.1, (a) AstraZeneca is in breach of its obligations under Section 8.1, and (b) AstraZeneca does not take reasonable steps designed to rectify such breach within ninety (90) days of meeting with Avanir pursuant to Section 8.2.1 (or, if such failure cannot be rectified within such ninety (90)-day period, if AstraZeneca does not commence actions to rectify such breach within such period and thereafter

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          diligently pursues such actions), Avanir may exercise its right of termination provided under Section 21.5.

8.3 Services in Relation to the AVP 26452 Compound. Avanir shall provide AstraZeneca with consultation services, including reviewing and contributing to proposed publications concerning the AVP 26452 Compound, as AstraZeneca may reasonably request for the Development Project, including by making Avanir's employees, consultants and other scientific staff available to consult with AstraZeneca on issues arising during the pre-clinical or clinical development of the AVP 26452 Compound, or in connection with Exploitation of the AVP 26452 Compound or the AVP 26452 Product. For this purpose AstraZeneca may use during the Collaboration Term the FTEs at Avanir funded by AstraZeneca in accordance with Section 9.1 and thus no additional funding shall be provided by AstraZeneca to Avanir to obtain the consultation services provided for in this Section 8.3; unless the delivery of such services rises to a level that makes it impracticable for Avanir to fulfil its responsibilities under the Research Plan. After termination or expiration of the Collaboration Term, the payment shall follow the reimbursement scheme set forth in Section 6.3.1. The failure of Avanir to fulfil its obligations to provide consultation services shall not give rise to a right in AstraZeneca to terminate this Agreement. For the avoidance of doubt, Avanir shall provide the services described in Section 3.9.

8.4 Reporting. Following termination or expiration of the Research Collaboration AstraZeneca shall provide Avanir in reasonable connection to the meetings in the IF with an annual report on the development (the "DEVELOPMENT REPORT") of Licensed Products in the Territory in order to keep Avanir informed of its progress. Such report shall cover, in relation to Licensed Compounds and Licensed Products, general information on AstraZeneca's development activities in the previous *** months, a summary of the activities planned in the next *** months, and a timetable of planned and actual

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     submissions for Health Registration Approvals. If and when a Health
     Registration Approval is obtained in any country of the Territory, AstraZeneca shall promptly inform Avanir thereof.

8.5 Licensed Improvements. For purposes of the obligations in Sections 8.1, 8.2 and 8.3, a Licensed Product shall include any Licensed Improvement.

9    RESEARCH FUNDING

9.1  Funding.

     9.1.1 Each Party shall assume responsibility for its own costs and expenses for the Research Collaboration with the sole exception that AstraZeneca shall provide funding to Avanir (i) during the first Collaboration Year for *** FTEs; and (ii) for at least *** and no more than *** FTEs per each Collaboration Year thereafter during the Collaboration Term at the FTE Rate. Such AstraZeneca's obligation shall be contingent upon Avanir making the corresponding number of FTEs available for the Research Collaboration. In addition to being available for the Research Collaboration such FTE's funded by AstraZeneca in accordance herewith, shall also be available for such consulting services provided for under Section 8.3.

     9.1.2 The JEC shall no later than *** prior to the expiration of a certain Collaboration Year decide in writing the number of FTEs to be funded by AstraZeneca during the immediately subsequent Collaboration Year; provided that the number of FTEs to be funded by AstraZeneca shall be no less than *** FTEs in any given year during the Collaboration Term.

     9.1.3 Subject to mutual agreement between the Parties, which agreement each Party may enter into at its sole discretion, AstraZeneca may provide funding for FTEs

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          for a certain period of time, to be decided by the Parties, beyond the third Collaboration Year.

9.2 Invoices. Thirty (30) days prior to the commencement of each Calendar Quarter, Avanir shall invoice AstraZeneca for amounts due to Avanir from AstraZeneca pursuant to Section 9.1 based on the FTE Rate for the ensuing Calendar Quarter. Each invoice shall be sent to the AstraZeneca Principal Scientist and shall be accompanied by a forecast of the number and purpose of the FTEs to be provided by Avanir in the Research Collaboration during such ensuing Calendar Quarter and a report from Avanir's time reporting system on FTE effort spent in relation to the Research Collaboration during the immediately preceding Calendar Quarter, if any. AstraZeneca hereby acknowledges that Avanir does not maintain a timesheet system and that the requirements of this Agreement do not require Avanir to implement any such system. The Parties confirm, however, that such documentation mentioned in
     Section 9.3.1 shall be required for the purpose of reporting FTEs devoted to the Research Collaboration as set forth in this Section 9.2. No later than thirty (30) days after the end of each Collaboration Year Avanir shall send a report relating to the FTEs provided by Avanir to the Research Collaboration during such Collaboration Year. Without prejudice to any other remedy available to AstraZeneca, any amount paid by AstraZeneca for which Avanir has not provided the corresponding number of FTEs during such Collaboration Year may be deducted by AstraZeneca from subsequent payments to be made by AstraZeneca to Avanir for FTE funding hereunder and, if necessary to recover the amount, from milestone payments and royalty payments.

     Each invoice shall be payable to Avanir within thirty (30) days after receipt by AstraZeneca of a correct invoice with supporting documentation. Payment shall be made to such bank account as Avanir shall have notified AstraZeneca in writing.

9.3  Records Retention; Audit.

     9.3.1 Avanir shall keep or cause to be kept accurate records or books of account in accordance with applicable generally accepted accounting principles that, in reasonable detail, fairly reflect the reimbursable FTEs. Such books and records shall include attendance records, records of the allocation of FTEs to the Research

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          Collaboration, and the accomplishment of activities measured against the Research Plan, and shall be maintained by Avanir for at least *** years following the end of the Calendar Year to which they pertain or such longer period of time required by Applicable Law.

     9.3.2 Upon the written request of AstraZeneca, Avanir shall permit a certified public accountant or a person possessing similar professional status and associated with an independent accounting firm reasonably acceptable to the Parties to inspect during regular business hours and no more than once *** and going back no more than *** years after receipt of the respective invoice and report pursuant to Section 9.2, nor more than once with respect to any such year, all or any part of Avanir's records and books necessary to verify such invoices and reports. The accounting firm shall enter into appropriate obligations with Avanir to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to Avanir and AstraZeneca only whether such invoices and reports are correct and details concerning any discrepancies, but no other information shall be disclosed to AstraZeneca. The charges of the accounting firm shall be paid by AstraZeneca, except that if the FTEs allocated to the Research Collaboration were less than *** percent (***%) of what was required from Avanir during the period under review, the charges shall be paid by Avanir.

10   CONSIDERATION

10.1 Total obligation. The research funding to be provided by AstraZeneca to Avanir pursuant to Article 9 together with the payments payable by AstraZeneca to Avanir pursuant to this Article 10 represent all of AstraZeneca's financial obligations to Avanir hereunder and Avanir shall not be entitled to any additional compensation or remuneration from AstraZeneca under this Agreement. In consideration of the licences and other rights

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     granted by Avanir to AstraZeneca herein and subject to the terms and conditions of this Agreement, AstraZeneca shall make the following payments to Avanir:

     10.1.1 Research Reimbursement Payment. AstraZeneca shall pay to Avanir ten million U.S. Dollars ($10,000,000) within fifteen (15) days of the Effective Date.

     10.1.2 Development Milestones. Within forty-five (45) days of achievement of each respective milestone as described in this Section 10.1.2 for the first Licensed Compound or Licensed Product, AstraZeneca shall make the corresponding payment to Avanir as follows:

          (a)  *** U.S. Dollars ($***) following the earlier of (i) the ***, and
               (ii) the ***;

          (b)  *** U.S. Dollars ($***) following the ***;

          (c)  *** U.S. Dollars ($***) following the ***;

          (d)  *** U.S. Dollars ($***) following the date of ***;

          (e)  *** U.S. Dollars ($***) following ***; and

          (f)  *** U.S. Dollars ($***) following ***; and

          (g)  *** U.S. Dollars ($***) following ***; and

          (h)  *** U.S. Dollars ($***) following ***; and

          (i)  *** U.S. Dollars ($***) following ***; and

          (j)  *** U.S. Dollars ($***) following ***;

          provided always that (i) when a milestone payment becomes due under any of sub-sections (h) through (j) the geographically corresponding milestone payment under sub-sections (e) through (g) shall also become due, unless, for the avoidance of doubt, such milestone has become due at a previous occasion; and (ii) should the first milestone payment under sub-sections (h) through (j) become

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          due (the date thereof the "Due Date") after the first milestone payment having become due under Section 10.1.5, then the aggregate amount paid under Section 10.1.5 up until the Due Date shall be deducted from the milestone payments to be made under sub-sections (h) through (j) until fully deducted.

     10.1.3 Milestones for Additional Indications. Within forty-five (45) days of the achievement of each respective milestone as described in this
          Section 10.1.3 for the first Licensed Compound or Licensed Product within an Other Indication, AstraZeneca shall make the corresponding payment to Avanir as follows:

          (a)  *** U.S. Dollars ($***) following ***;

          (b)  *** U.S. Dollars ($***) following ***;

          (c)  *** U.S. Dollars ($***) following ***; and

          (d)  *** U.S. Dollars ($***) following ***.

     10.1.4 Commercial Milestones on Annual Net Sales. At the end of the Calendar Quarter in which the Annual Net Sales of the first Licensed Product exceeds each respective milestone set forth below for the first time, AstraZeneca shall make the corresponding payment to Avanir, as follows:

          (a) *** U.S. Dollars ($***) within *** days of the end of the Calendar Quarter in which the Annual Net Sales of a Licensed Product exceeds for the first time *** U.S. Dollars ($***); and

          (b) *** U.S. Dollars ($***) within *** days of the end of the Calendar Quarter in which the Annual Net Sales of a Licensed Product exceeds for the first time *** U.S. Dollar ($***); and

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          (c)  *** U.S. Dollars ($***) within *** days of the end of the
               Calendar Quarter in which the Annual Net Sales of a Licensed Product exceeds for the first time *** U.S. Dollars ($***).

          For the avoidance of doubt, in order to qualify for a payment under a)
          - d) the Annual Net Sales shall emanate from Licensed Products based on the ***.

     10.1.5 Commercial Milestones on Aggregate Net Sales. At the end of the Calendar Quarter in which the cumulative Net Sales of the first Licensed Product under a Health Registration Approval on the basis of a Surrogate Marker for which no milestone under Section 10.1.2(h),(i) or (j) has become due exceeds for the first time each respective milestone set forth below, AstraZeneca shall make the corresponding payment to Avanir, as follows:

          (a) *** U.S. Dollars ($***) within *** days of the end of the Calendar Quarter in which the cumulative Net Sales exceeds for the first time *** U.S. Dollars ($***); and

          (b) *** U.S. Dollars ($***) within *** days of the end of the Calendar Quarter in which the cumulative Net Sales exceeds for the first time *** U.S. Dollars ($***); and

          (c) *** U.S. Dollars ($***) within *** days of the end of the Calendar Quarter in which the cumulative Net Sales exceeds for the first time *** U.S. Dollars ($***); and

          (d) *** U.S. Dollars ($***) within *** days of the end of the Calendar Quarter in which the cumulative Net Sales exceeds for the first time *** U.S. Dollars ($***).

          provided, however, that upon the first milestone payment under Section 10.1.2(h) through (j) becoming due, no further milestone payment under this Section shall

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          become due. For the avoidance of doubt, in order to qualify for a payment under subsections (a) through (d) above, the Net Sales shall emanate from Licensed Products based on ***.

     10.1.6 Each of the payments under Section 10.1.2 through 10.1.5 shall be made by AstraZeneca no more than once under this Agreement, collectively amounting to an aggregate maximum amount of three hundred and thirty million U.S. Dollars ($330,000,000), irrespective of the number of Licensed Compounds or Licensed Products that have achieved the milestone events set forth in Sections 10.1.2 through 10.1.5, or the number of countries or Major Markets in which such milestone events have been achieved.

10.2 Royalties

     In addition to the payments under Section 10.1.2 through 10.1.5, AstraZeneca shall pay Avanir, with respect to each Licensed Product, the following royalties on the Annual Net Sales of Licensed Products, on a *** basis, in the Territory (provided that calculations for the Combination Products are to be made in accordance with the formula set out in Section
     10.3 and provided further that calculations for Sublicensee income are to be made in accordance with Section 10.4):

          (a) *** percent (***%) of Net Sales for that portion of Annual Net Sales of such Licensed Product in the Territory that is less than *** U.S. Dollars ($***);

          (b) *** percent (***%) of Net Sales for that portion of Annual Net Sales of such Licensed Product in the Territory that equals or exceeds *** U.S. Dollars ($***) but is less than *** U.S. Dollars ($***);

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          (c)  *** percent (***%) of Net Sales for that portion of Annual Net
               Sales of such Licensed Product in the Territory that equals or exceeds *** U.S. Dollars ($***) but is less than *** U.S. Dollars ($***); and

          (d) ***percent (***%) of Net Sales for that portion of Annual Net Sales of such Licensed Product in the Territory that equals or exceeds *** U.S. Dollars ($***).

     For the avoidance of doubt, the calculation of royalties under this Section
     10.2 shall be conducted separately for each Licensed Product. Thus, if AstraZeneca sells more than one Licensed Product in the Territory, the thresholds and ceilings in subsections (a) to (d) shall apply *** where a Licensed Product is deemed to be all Licensed Products based on the ***.

10.3 Combination Products. With respect to Combination Products, the Net Sales used for the calculation of the royalties under Section 10.2 shall be determined as follows:

       A         Net Sales of the Combination
     -----   X   Product, where:
      A+B

     A = *** of the Licensed Product, containing the ***, in the given country.

     B = *** of the ready-for-sale form of a product containing the ***, in the given country.

     In the event, however, that, in a specific country, (a) the other therapeutically active ingredient(s) in such Combination Product are not sold separately in such country, Net Sales shall be adjusted by multiplying *** of such Combination Product by the fraction

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     A/C, where C is the ***, and (b) if a Licensed Product containing such
     Licensed Compound(s) is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction (C-B)/C, where B is the *** and C is the ***. The standard sales price for the Licensed Product containing such Licensed Compound(s) and for each other active ingredient shall be for a quantity comparable to that used in such Combination Product and of the same class, purity and potency. If, in a specific country, both a Licensed Product containing the Licensed Compound(s) and a product containing the other active ingredients in such Combination Product are not sold separately, a market price for such Licensed Product and such other active ingredients shall be negotiated by the Parties in good faith based upon the costs, overhead and profit as are then incurred for such Combination Product and all products then being made and marketed by AstraZeneca and having an ascertainable market price that are comparable to such Licensed Product or such other active ingredients, as applicable. If, in a specific country, the foregoing calculations do not fairly represent the value of the various active ingredients included in a Combination Product or such prices cannot be determined for all active ingredients by using such aforesaid method, the allocation of Net Sales for such Combination Product shall be negotiated by the Parties in good faith based on the relative value contributed by each component, such agreement not to be unreasonably withheld or delayed.

10.4 Sublicensees. AstraZeneca shall not grant sublicenses under any or all of this Agreement in *** without the prior express written consent of Avanir; provided, however, no such consent shall be required in the event (i) AstraZeneca demonstrates that pursuant to each such sublicense, the reasonably anticipated economic benefits to Avanir will be no less favourable on the whole than if the definition of "Net Sales" had applied equally to the gross invoiced amount on sales of the Licensed Product by Sublicensees under the sublicensing arrangement proposed; (ii) that such sublicense was granted in order to

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     satisfy concerns of Competition/Anti Trust authorities in *** or that a sublicence was otherwise compelled to be granted pursuant to Applicable Law; or (iii) AstraZeneca confirms in writing to Avanir that it will pay royalties to Avanir from the sublicensing arrangement proposed by applying for such arrangement a definition of the Net Sales as mentioned under sub-clause (i). With respect to sublicenses granted by AstraZeneca outside the *** as set forth under sub-clause (ii)), AstraZeneca shall pay to Avanir an amount equal to *** percent (***%) of all sublicensing revenues received by it or its Affiliates from Sublicensees whether comprising license fees, milestone payments, royalties in respect of sales of Licensed Product or Licensed Compound by Sublicensees to Third Parties, or other similar or dissimilar payments in respect of the sublicensing of rights under this Agreement and the right to commercialise Licensed Products and Licensed Compounds. All such amounts received by AstraZeneca and its Affiliates upon which Avanir is paid *** percent (***%) shall be deemed to be Net Sales for the purpose of deciding the Annual Net Sales under Section
     10.2 and shall be counted before any Net Sales received by AstraZeneca by other means.

10.5 Reduction of Royalty.

     10.5.1 Competition.

          (a) In the event that, in a country in the Territory, generic competition with respect to a Licensed Product occurs by products having (a) the same active compound as the Licensed Compound included in such Licensed Product or (b) a similar molecule (where "similar molecule" means a chemical compound that is claimed or covered by a Licensed Patent, a Joint Patent or an AstraZeneca Patent) (each such product, a "COMPETING PRODUCT"), and Net Sales of Licensed Products in such country drop in excess of *** percent (***%) in a given Calendar Quarter compared to the immediately preceding Calendar Quarter, then, subject to Section 10.5.1

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               (b), for purposes of calculating the royalties of such Licensed
               Product under Section 10.2 *** percent (***%) of the Net Sales in such country shall be disregarded.

          (b) Should the situation contemplated in Section 10.5.1 (a) occur in a country following the expiration of the period stated in
               Section 10.8.1 (a) or 10.8.2 (a), as applicable, for such country then for the purposes of calculating the royalties of such Licensed Product under Section 10.2 *** percent (***%) of the Net Sales in such country shall be disregarded.

          (c)  The calculation of the royalty reduction under this Section
               10.5.1 shall be conducted separately for each Licensed Product where each separate Licensed Product is deemed to be all Licensed Products based on the ***.

          (d) If the number of units sold of a Competing Product represents *** percent (***%) of the aggregate number of units sold of all products within the same ATC class as the Licensed Product concerned, including Licensed Products, in a country in the Territory as reported by IMS or any comparable reporting agency in a Calendar Year, then AstraZeneca shall have the right to withdraw the relevant Licensed Product from sale in the country, but such withdrawal shall not constitute a termination of AstraZeneca's rights to such Licensed Products in that country.

     10.5.2 Compulsory Licences. In the event that a court or a governmental agency of competent jurisdiction requires AstraZeneca or an AstraZeneca Affiliate or Sublicensee to grant a compulsory licence to a Third Party permitting such Third Party to make and sell the Licensed Product in a country in the Territory, then for the purposes of calculating the royalties of such Licensed Product under Section 10.2, the applicable royalty rate shall be *** to that applicable to the compulsory

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          license, if ***. The calculation of the royalty *** under this Section
          10.5.2 shall be conducted separately for each Licensed Product.

     10.5.3 No Valid Claim. In the event that, and in such case from and after the date on which, a Licensed Product is Exploited in a country and is not covered by a Valid Claim in such country, then for the purposes of calculating the royalties of such Licensed Product under Section 10.2, *** percent (***%) of the Net Sales in such country shall be disregarded. The calculation of the royalty *** under this Section
          10.5.3 shall be conducted separately for each Licensed Product.

10.6 Royalty Stacking.

     10.6.1 For Licensed Products sold by AstraZeneca or its Affiliates to Third Parties (including Distributors), where the sum of royalty payments owed by AstraZeneca and its Affiliates to Avanir and any Third Parties exceeds *** percent (***%) of Net Sales for a given Licensed Product, the royalty rate payable to Avanir shall be *** such that the aggregate royalty rate payable on such Licensed Product, were all Third Party royalties similarly ***, does not exceed *** percent (***%) of Net Sales thereof.

     10.6.2 In the case of a Licensed Product developed or commercialised by a Sublicensee of AstraZeneca, where the payment of royalties by AstraZeneca to Avanir is based upon "Net Sales" of the Sublicensee as contemplated in clause (iii) of Section 10.4, the royalty *** set forth in Section 10.5 and Section 10.6.1, to the extent applicable, will apply.

10.7 Any *** set forth in Sections 10.5 and 10.6 shall be applied to the royalty rate payable to Avanir under Section 10.2 in the order in which the event triggering such *** occurs. Notwithstanding the foregoing, in no event shall the royalty rate payable to Avanir under Section 10.2 be *** by more than *** percent (***%) in any Calendar Quarter as a result

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     of the cumulative *** set forth in Sections 10.5 and 10.6, provided, however, that in the event of a royalty *** under Section 10.5.1 b) the royalty rate payable to Avanir under Section 10.2 may be *** by up to *** percent (***%). Credits not exhausted in any Calendar Quarter may be carried into future Calendar Quarters, subject to the foregoing sentence.

10.8 Royalty Term. AstraZeneca's obligation to pay royalties (for the avoidance of doubt including such amounts paid by AstraZeneca to Avanir under Section 10.4) shall commence, on a country-by-country basis, with respect to each separate Licensed Product, on the date of *** of such Licensed Product in such country. The obligation shall expire, on a country-by-country basis, with respect to each separate Licensed Product:

     10.8.1 in the case of any ***, on the later to occur of (a) the *** anniversary of the First Commercial Sale of each Licensed Product, respectively, in *** and (b) the expiration date in such country of the *** to expire of any issued Licensed Patent, Joint Patent or AstraZeneca Patent that includes at least one Valid Claim covering the sale of such Licensed Product in such country; or

     10.8.2 in the case of any ***, on the later to occur of (a) the *** anniversary of the First Commercial Sale of each Licensed Product, respectively, in such country and (b) the expiration date in such country of the *** to expire of any issued Licensed Patent, Joint Patent or AstraZeneca Patent that includes at least one Valid Claim covering the sale of such Licensed Product in such country.

10.9 Sales Subject to Royalties. Sales between AstraZeneca, its Affiliates and Sublicensees shall not be subject to royalties hereunder. Royalties shall be calculated on AstraZeneca's and its Affiliates' sale of the Licensed Products to a Third Party (including Distributors). Royalties shall be payable only once for any given batch of the Licensed Products. For purposes of determining Net Sales, the Licensed Product shall be deemed

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     to be sold when *** and a "sale" shall not include, and no royalties shall be payable on, *** by AstraZeneca, its Affiliates or Sublicensees of free samples of Licensed Products or clinical trial materials containing Licensed Compound, or *** of Licensed Products to patients under *** in the United States or any similar programmes in other countries or other transfers or dispositions for *** other than as therapeutic pharmaceutical product in humans where AstraZeneca receives no compensation or identifiable benefit therefrom. For the avoidance of doubt, AstraZeneca shall pay Avanir royalties on *** of Licensed Products or Licensed Compounds in the circumstances described in the immediately preceding sentence if such *** result in revenue to AstraZeneca.

10.10 Royalty Payments. The royalties shall be calculated quarterly as of the last day of March, June, September and December respectively, for the Calendar Quarter ending on that date. AstraZeneca shall pay the royalties in conjunction with the delivery of a written report to Avanir within sixty
     (60) days after the end of each Calendar Quarter that shows, with respect to each country and each Licensed Product, the sales volume and Net Sales of the Licensed Products during such Calendar Quarter.

10.11 Licensed Improvements. For purposes of this Article 10, Licensed Products shall include Licensed Improvements, if any.

10.12 Records Retention; Audit.

     10.12.1 Until the *** anniversary of the Calendar Year in which a Licensed Product is sold, AstraZeneca shall keep or cause to be kept accurate records or books of account in accordance with applicable generally accepted accounting principles showing the information that is necessary for the accurate determination of the royalties due hereunder with respect to the sale of such Licensed Product.

     10.12.2 Upon the written request of Avanir, AstraZeneca shall permit a certified public accountant or a person possessing similar professional status and associated with

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          an independent accounting firm acceptable to the Parties to inspect during regular business hours and no more than *** a year and no more than once with respect to any such year and going back no more than *** years preceding the current year, all or any part of AstraZeneca's records and books necessary to check the accuracy of the royalties paid. The accounting firm shall enter into appropriate obligations with AstraZeneca to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to Avanir and AstraZeneca only whether the royalty reports are correct and details concerning any discrepancies, but no other information shall be disclosed to Avanir. The charges of the accounting firm shall be paid by ***, except that if the royalties have been understated by more than the lesser of (i) *** percent (***%) and (ii) $***, the charges shall be paid by ***. AstraZeneca shall promptly pay any shortages in royalty payments regardless of amount, together with interest calculated at the rate of *** percent (*** %) per month or such lesser maximum rate permitted by law. Any failure by Avanir to exercise its right under this Section 10.12.2 with respect to a Calendar Year within the time period allotted therefore, shall constitute a waiver by Avanir of its right to later object to any payments made by AstraZeneca under this Agreement during such Calendar Year.

10.13 Mode of Payment. All payments set forth in this Article 10 shall be remitted by wire transfer to the following bank account of Avanir or such other account as Avanir may designate in writing to AstraZeneca:

     ***

10.14 Currency. All payments required under Article 9 and this Article 10 shall be made in U.S. Dollars. For the purpose of computing the Net Sales of Licensed Products sold in a currency other than U.S. Dollars, such currency shall be converted from local currency to

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     U.S. Dollars by AstraZeneca in accordance with the rates of exchange for the relevant month for converting such other currency into U.S. Dollars used by AstraZeneca's internal accounting systems on a consistent company-wide basis, which are independently audited on an annual basis.

10.15 Taxes.

     10.15.1 General. The royalties, milestones and other amounts payable by AstraZeneca to Avanir pursuant to this Agreement ("PAYMENTS") shall not be reduced on account of any taxes unless required by Applicable Law. Avanir alone shall be responsible for paying any and all taxes (other than withholding taxes or deduction of tax at source required by Applicable Law to be paid by AstraZeneca) levied on it by account of its receipt of any Payments it receives under this Agreement. AstraZeneca shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Avanir is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, applicable withholding tax, it may deliver to AstraZeneca or the appropriate governmental authority (with the assistance of AstraZeneca to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding tax or to relieve AstraZeneca of its obligation to withhold tax, and AstraZeneca shall apply the reduced rate of withholding tax, or dispense with withholding tax, as the case may be, provided that AstraZeneca has received evidence, in a form satisfactory to AstraZeneca, of Avanir's delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time that the Payments are due. If, in accordance with the foregoing, AstraZeneca withholds any amount, it shall pay to Avanir the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to Avanir proof of such payment within thirty (30) days following that payment. For the purposes of this

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          Agreement, the stated amount of the Payments payable by AstraZeneca shall include any sales tax that Avanir may be required to collect.

     10.15.2 Indirect Taxes. Notwithstanding anything contained in Section 10.15.1, this Section 10.15.2 shall apply with respect to Indirect Taxes. Each of the Parties shall be responsible for the payment of Indirect Taxes assessed against it by law. If any Indirect Taxes are chargeable in respect of any Payments, AstraZeneca shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by Avanir in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relates.

     10.15.3 Imports. For the avoidance of doubt, the Parties acknowledge and agree that none of the milestones or royalties payable under this Agreement are related to the licence (or right) to import or any import of Licensed Products. The receiving Party shall be responsible for any import clearance, including payment of any import duties and similar charges, in connection with any Licensed Products transferred to such Party under this Agreement. The Parties shall co-operate in accordance with Applicable Law to ensure where permissible no duties are paid on imported clinical products. Where duties are payable, the Parties shall co-operate to ensure that the Party responsible for shipping values the clinical product in accordance with Applicable Laws and minimises where permissible any such duties and related import taxes that are not reclaimable from the relevant authorities.

11   REIMBURSEMENT OF DEVELOPMENT STOCK AND PRE-CLINICAL STUDIES

11.1 Orders Placed with ***

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     11.1.1 Development Stock. As of the Effective Date Avanir has ordered, for the amount of *** kilograms of Good Manufacturing
          Practices quality AVP 26452 Compound (the "***").

     11.1.2 Preformulation, Formulation Development and Clinical Manufacturing. As of the Effective Date Avanir has ordered, from *** of the AVP 26452 Compound (the "***") of a quality and with characteristics, and otherwise in accordance with Good Manufacturing Practices and the specifications and other terms, sufficient to use it for clinical trials concerning the AVP 26452 Compound and otherwise in the Development Project in accordance with Good Clinical Practice (the "***"). The *** will be delivered by ***.

     11.1.3 *** Toxicology Study in Monkeys. As of the Effective Date Avanir has ordered, for an amount not exceeding *** U.S. Dollars ($***), from *** toxicology study of AVP 26452 in monkeys (the "***"). The study will be conducted in compliance with current Good Laboratory Practices and will suitable for use in future regulatory filings.

11.2 Contractual Relationships. The Parties recognise that the ***, the *** and the *** are contractual relationships solely between Avanir and ***, and Avanir and ***, and Avanir and ***, respectively although under the terms of these Orders Avanir has the right to assign its rights under each Order to AstraZeneca. Upon AstraZeneca's written notice to Avanir, Avanir shall assign the *** or the *** or the ***, whichever is provided for in the notice, to AstraZeneca at no additional cost in accordance with its terms. Unless and until such respective Order is so assigned to AstraZeneca Avanir undertakes to use its reasonable commercial efforts at all times during the term of the relevant Order to enforce its rights under such Order against ***, ***, or ***, whichever is applicable, and to allow AstraZeneca to recommend action to be taken, and comment on each proposed

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     action to be taken, which recommendations and comments Avanir shall take into reasonable account.

11.3 Reimbursement for ***, *** and ***. AstraZeneca shall, under the express condition that the *** is suitable for conversion into Good Manufacturing Practices quality AVP 26452 Compound, that the *** are in compliance with
     Section 11.1.2 hereof and that the *** is in compliance with Section 11.1.3, reimburse Avanir for any amounts paid to ***, *** and *** under the orders mentioned under Section 11.1. The Parties hereby acknowledge a need for receipt of *** of Licensed Product *** to conduct anticipated studies. The *** presently calls for only ***. AstraZeneca shall reimburse to Avanir the cost of procuring such *** of *** of Licensed Product (including the ***) provided, however, Avanir shall be responsible for such costs to the extent they exceed, together with the costs under the current ***, *** percent (***%) of the ***.

     For the avoidance of doubt, in connection with any such reimbursement, AstraZeneca shall be entitled to the benefit of any ***, whether credited at the time of payment or paid thereafter to Avanir. Such *** shall be deducted, in accordance with the terms of the respective Order provided always, for the avoidance of doubt, that such terms are in compliance with
     Section 11.1 hereof. Such reimbursement shall be made within *** days of AstraZeneca receiving invoices thereon, such invoices to be issued (a) no earlier than on the Effective Date for payments made by Avanir prior to the Effective Date, and (b) no earlier than within *** days after payment is made by Avanir, for any payments made after the Effective Date by Avanir. Notwithstanding anything to the contrary stated herein, under no circumstances will the amount reimbursable hereunder by AstraZeneca exceed *** U.S. Dollars ($***). Immediately upon reimbursement by AstraZeneca under this Section 11.3, all right, title and interest in and to the Development Stock shall transfer from Avanir to AstraZeneca without additional consideration.

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12   OWNERSHIP OF INTELLECTUAL PROPERTY

12.1 Ownership of Collaboration Results. The Parties shall each own an *** interest in any and all Collaboration Results. Each Party shall promptly disclose to the other Party in writing the development, making, conception or reduction to practice of any Collaboration Results, and shall, and does hereby, assign, and shall cause its majority-owned subsidiaries (and its other Affiliates which are Affiliates both as of the Effective Date and during the relevant periods referred to above) and its and their employees and agents, as applicable, and use its best reasonable efforts to cause its Affiliates other than those referred to above, and its and their employees and agents, as applicable, to so assign, to such other Party, without additional compensation, such right, title and interest in and to any Collaboration Results, as is necessary to fully effect the joint ownership provided for in the foregoing sentence.

     Assignment and transfer of all such Collaboration Results as contemplated by this Section 12.1 shall occur instantly and automatically upon the development, making, conception or reduction to practice of such Collaboration Results, as the case may be, and shall not require any further deeds or documents to be exchanged between the Parties.

12.2 Ownership of Development Results. AstraZeneca shall exclusively own all Development Results. Avanir shall promptly disclose to AstraZeneca in writing the development, making, conception or reduction to practice of any Development Results, and shall, and does hereby, assign, and shall cause its majority-owned subsidiaries (and its other Affiliates which are Affiliates both as of the Effective Date and at the relevant periods referred to above) and its and their employees and agents, as applicable and use its best reasonable efforts to cause its Affiliates other than those now mentioned and its and their employees and agents, as applicable, to so assign, to AstraZeneca, without additional compensation, such right, title and interest in and to any Development Results. Assignment and transfer of all such Development Results shall occur instantly and

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     automatically upon the development, making, conception or reduction to practice of such Development Results, as the case may be, and shall not require any further deeds or documents to be exchanged between the Parties.

12.3 AstraZeneca Improvements. AstraZeneca shall exclusively own all AstraZeneca Improvements and AstraZeneca Patents. Avanir shall promptly disclose to AstraZeneca in writing the development, making, conception or reduction to practice of any Results that constitute AstraZeneca Improvements, and shall, and does hereby, assign, and shall cause its Affiliates and its and their employees and agents, as applicable, to so assign, to AstraZeneca, without additional compensation, such right, title and interest in and to any such Results. Assignment and transfer of all such Results shall occur instantly and automatically upon the development, making, conception or reduction to practice of such Results, as the case may be, and shall not require any further deeds or documents to be exchanged between the Parties.

12.4 Improvements outside the Research Collaboration.

     12.4.1 Avanir shall without delay disclose to AstraZeneca any Licensed Improvements Controlled by Avanir or its majority-owned subsidiaries (or its other Affiliates that are Affiliates both as of the Effective Date and at all relevant times thereafter) and shall use its best reasonable efforts to obtain rights to so disclose to AstraZeneca any Licensed Improvements Controlled by any of its Affiliates other than those referred to above outside the scope of the Research Collaboration during any period in which AstraZeneca owes royalties to Avanir pursuant to Section 10.2 or 10.4 and provide AstraZeneca with all relevant Information and materials with respect to such Licensed Improvements. AstraZeneca shall have the right, at any time, to reject any such Licensed Improvement on written notice to Avanir, in which event, this Agreement shall cease to apply to such Licensed Improvement.

     12.4.2 All Licensed Improvements shall automatically be included within the scope of this Agreement, subject to AstraZeneca's right to reject any such Licensed Improvement pursuant to Section 12.4.1. Any Information with respect to such

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          Licensed Improvements that is not covered or claimed by a Patent and which is not generally known and is necessary or useful for the Exploitation of the Licensed Compounds or the Licensed Products shall be considered Licensed Know-How, and the Parties will add such Information to the Licensed Know-How Manual. Any Patents to the extent covering Licensed Improvements shall be considered Licensed Patents.

13   ADVERSE EVENT REPORTING

13.1 On or within sixty (60) days of the Effective Date, the Parties will enter into a safety agreement in the form of the agreement attached at Exhibit A (the "SAFETY AGREEMENT"). In the event of any inconsistency between the provisions of the Safety Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

14   CONFIDENTIALITY & NON-DISCLOSURE

14.1 General Obligations

     14.1.1 In this Agreement, "CONFIDENTIAL INFORMATION" shall, subject to
          Section 14.3, mean any and all data, results, know-how (including the Licensed Know-How), plans, business information and other Information, whether oral or in writing or in any other form, disclosed before, on or after the Effective Date by one Party to the other Party, including the terms of this Agreement. For the avoidance of doubt, the AstraZeneca Background Technologies and AstraZeneca Improvements shall be deemed to constitute Confidential Information proprietary to AstraZeneca. At all times during the term of this Agreement and for a period of *** years following termination or expiration hereof, each Party (the "RECEIVING PARTY") shall, and shall cause its officers, directors, employees, agents, Affiliates and Sublicensees to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information provided to it by the

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          other Party (the "DISCLOSING Party"), except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.

     14.1.2 Avanir recognises that by reason of AstraZeneca's status as an exclusive licensee pursuant to the grants under Section 3.1, AstraZeneca has an interest in Avanir's retention in confidence of certain information of Avanir. Accordingly, until the expiration of AstraZeneca's exclusive position with respect to a Licensed Product or a Licensed Improvement under Section 3.7, or receipt of earlier written consent from AstraZeneca, Avanir shall, and shall cause its Affiliates and their respective officers, directors, employees and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose that would cause such publication or disclosure inconsistent with this Agreement, any such information relating to (a) such Licensed Product or Licensed Improvement, including the Licensed Compounds included therein and any Regulatory Documentation, including the Health Registration Approvals, with respect thereto, (b) the Collaboration Results relating thereto, or (c) the Exploitation of such Licensed Product or Licensed Improvement, including any development, sales or marketing plans therefore (the "ASTRAZENECA INFORMATION"), except to the extent (x) the AstraZeneca Information is in the public domain through no fault of Avanir, its Affiliates or any of their respective officers, directors, employees or agents, (y) such disclosure or use would be permitted under Section 14.2, or (z) such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement. For clarification, the disclosure by Avanir to AstraZeneca, or any of its Affiliates, or by AstraZeneca, or any of its Affiliates, to Avanir of AstraZeneca Information shall not cause such information to cease to be subject to the confidentiality provisions of this Section 14.1.

14.2 Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

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     14.2.1 made in response to a valid order of a court of competent jurisdiction or other competent authority; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

     14.2.2 made by the Receiving Party to a Health Authority as may be necessary or useful in connection with any filing, application or request for a Health Registration Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

     14.2.3 made by the Receiving Party to a patent authority as may be necessary or useful for purposes of obtaining or enforcing a Patent (consistent with the terms and conditions of Article 19); provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

     14.2.4 otherwise required by law; provided, however, that the Receiving Party shall (a) provide the Disclosing Party with reasonable advance notice of and an opportunity to comment on any such required disclosure to the extent practicable, (b) if requested by the Disclosing Party, seek confidential treatment with respect to any such disclosure to the extent available, and (c) use good faith efforts to incorporate the comments of the Disclosing Party in any such disclosure or request for confidential treatment; or

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     14.2.5 made by AstraZeneca or its Affiliates, Distributors or Sublicensees
          to Third Parties as may be necessary or useful in connection with the Exploitation of the Licensed Compounds, the Licensed Products or Improvements as contemplated by this Agreement, including subcontracting or sublicensing transactions in connection therewith.

     Notwithstanding the foregoing, in the event that either Party is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body to disclose this Agreement, in whole or in part, the Parties shall reasonably agree on a redacted version of this Agreement as necessary to protect the Confidential Information of the Parties prior to making such disclosure.

14.3 Exclusions. Notwithstanding the foregoing, Confidential Information shall not include any information that:

     14.3.1 is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

     14.3.2 can be demonstrated by documentation or other competent proof to have been in the Receiving Party's or its Affiliates' possession prior to disclosure by the Disclosing Party;

     14.3.3 is subsequently received by the Receiving Party or its Affiliates from a Third Party or Sublicensee without any obligations who is not bound by any obligation of confidentiality with respect to said information;

     14.3.4 is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or

     14.3.5 is independently developed by or for the Receiving Party or its Affiliates without reference to the Disclosing Party's Confidential Information.

     Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain

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     or in the possession of the Receiving Party. Further, any combination of
     Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

14.4 Publications and Presentations. The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of Results. Accordingly, Avanir shall not publish, present or otherwise disclose any material related to the Exploitation of the Licensed Compounds, the Licensed Products or Improvements without the prior written consent of AstraZeneca.

14.5 Press Release. The Parties have agreed upon the content of a press release which shall be issued substantially in the form attached hereto as Schedule 7, the release of which the Parties will coordinate in order to accomplish the same promptly upon execution and delivery of this Agreement. Except to the extent already disclosed in a press release or other public communication, no public announcement concerning this Agreement, its subject matter or the transactions described herein shall be made, either directly or indirectly, by Avanir or AstraZeneca or their respective Affiliates, except as may be legally required by applicable laws, regulations, judicial order, or required by stock exchange or quotation system rule without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld or delayed. The Party desiring to make any such voluntary public announcement shall provide the other Party with a written copy of the proposed announcement in reasonably sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release. In the case of press releases or other public communications legally required, or required by stock exchange or quotation system rule, to be made, the Party making such press release or public announcement shall provide to the other Party a copy of the proposed press release or public announcement in written or electronic form upon such advance notice as is practicable under the circumstances for the purpose of allowing the

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     notified Party to review and comment upon such press release or public announcement. Under such circumstances, the releasing Party shall not be obligated to delay making any such press release or public communication beyond the time when the same is required to be made in order to facilitate review and comment by the receiving Party.

14.6 Use of Name

     14.6.1 Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed), except for those disclosures for which consent has previously been obtained. The restrictions imposed by this Section 14.6.1 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article 14. Further, the restrictions imposed on each Party under this Section 14.6 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 14.

     14.6.2 Notwithstanding the foregoing, AstraZeneca and its Affiliates and Sublicensees shall have the right to use the name of Avanir and its Affiliates to the extent necessary or useful in connection with the Exploitation of the Licensed Compounds, Licensed Products and Improvements as contemplated by this Agreement, including subcontracting and sublicensing transactions in connection therewith.

15   TRADEMARKS

     AstraZeneca shall have the sole right to select Trademarks for the marketing and sale of the Licensed Products in the Territory. AstraZeneca shall own such Trademarks and all

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     rights and goodwill with respect thereto. Avanir shall not, and shall cause its majority-owned subsidiaries (and its other Affiliates that are Affiliates both as of the Effective Date and at all relevant times) to use its best reasonable efforts to cause its Affiliates other than those referred to above, not to use any trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes the Trademarks.

16   REPRESENTATIONS, WARRANTIES AND COVENANTS

16.1 Avanir represents, warrants to AstraZeneca as of the Effective Date that:

     16.1.1 Avanir is duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder

     16.1.2 This Agreement has been duly executed and delivered by Avanir and constitutes the valid and binding obligation of Avanir, enforceable against Avanir in accordance with its terms, subject to bankruptcy, insolvency or similar laws of general application affecting the rights of creditors, and subject to equitable principles limiting rights to specific performance or other equitable remedies. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Avanir, its officers and directors on behalf of Avanir and no other corporate proceedings on the part of Avanir are necessary to authorize such execution, delivery and performance.

     16.1.3 Avanir, is the sole and exclusive owner of the entire right, title and interest in the Licensed Patents and to its Knowledge the Licensed Know-How, and is entitled to grant the licences herein. Avanir has not placed, and to its Knowledge there does not exist, upon the Licensed Patents and Licensed Know-How any encumbrance or lien. No claim has been made to Avanir of ownership by any Third Party of any right or interest in or to the Licensed Patents and Licensed Know-How. The granting of the licenses to AstraZeneca hereunder does not violate any right known to Avanir of any Third Party and, and to its Knowledge, Avanir has

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          obtained all necessary consents from Third Parties in order to allow it to enter into its obligations under this Agreement.

     16.1.4 The Licensed Patents listed on Schedule 4 represent all Patents within Avanir and its Affiliates' Control relating to the AVP 26452 Compound, the AVP 26452 Product, and the Back-Up Compound(s) as of the Effective Date. The Licensed Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. In respect of the pending United States patent applications included in the Licensed Patents, Avanir has presented all relevant prior art of which it and the inventors are aware to the United States Patent and Trademark Office.

     16.1.5 To the Knowledge of Avanir and its Affiliates, the Licensed Patents and the Licensed Know-How existing as of the Effective Date are subsisting and are not invalid or unenforceable, in whole or in part.

     16.1.6 To the Knowledge of Avanir and its Affiliates, the disclosing, copying, making, assigning, licensing or the Exploitation pursuant to this Agreement of the Licensed Patents or Licensed Know-How hereunder will not infringe or conflict with any Patent or other IP Protection Right of any Person. To the Knowledge of Avanir and its Affiliates, the conception, development and reduction to practice of the Licensed Patents and Licensed Know-How existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.

     16.1.7 As of the Effective Date, to the Knowledge of Avanir and its Affiliates, there is no actual infringement or threatened infringement of the Licensed Patents by any Person. Furthermore, there is no claim, litigation, action, suit, proceeding investigation, arbitration proceedings or other proceedings pending or, to the Knowledge of Avanir and its Affiliates, threatened affecting, in whole or in part, the Licensed Patents or Licensed Know-How at law, in equity or otherwise, in, before, or by, any court, arbitration tribunal, or governmental authority, and there is not currently outstanding any unsatisfied judgment or outstanding order,

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          injunction, decree, stipulation or award (whether rendered by a court, an administrative agency or by an arbitrator) domestic or foreign, or arbitrator relating, in whole or in part, against any of the Licensed Patents or the Licensed Know-How.

     16.1.8 To the Knowledge of Avanir and its Affiliates the Licensed Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of Avanir and its Affiliates no breach of such confidentiality has been committed by any Third Party. For the avoidance of doubt, the chemical structures under the Licensed Patents have not, other than to the extent they have been part of a patent application that is in the public domain, been disclosed to any Third Party.

     16.1.9 Execution of this Agreement and consummation of the transactions contemplated hereby and thereby will not: (i) result in the violation of or conflict with any of the terms and provisions of the articles of incorporation or by-laws of Avanir; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration or loss of material benefits) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment or obligation to which Avanir is a Party; or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Avanir, except such violations, breaches or defaults with respect to clauses (ii) and (iii) above which would not have a material adverse effect, either alone or in the aggregate.

     16.1.10 Avanir has not been debarred and is not subject to debarment pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act.

     16.1.11 Avanir shall obtain from each of its Affiliates, sublicensees, employees and agents rights to any and all Information that relate to the Licensed Compounds or Licensed Products, such that AstraZeneca shall, by virtue of this Agreement,

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          receive from Avanir, without payments beyond those required by
          Articles 9 and 10, the licences and other rights granted to AstraZeneca hereunder.

16.2 AstraZeneca represents and warrants to Avanir as of the Effective Date that:

     16.2.1 AstraZeneca is duly organized, validly existing and in good standing under the laws of England with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     16.2.2 AstraZeneca represents and warrants to Avanir that this Agreement has been duly executed and delivered by AstraZeneca and constitutes the valid and binding obligation of AstraZeneca, enforceable against AstraZeneca in accordance with its terms. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of AstraZeneca, its officers and directors on behalf of AstraZeneca.

     16.2.3 AstraZeneca has not been debarred and is not subject to debarment.

16.3 Avanir hereby covenants to AstraZeneca that (i) it will assign to AstraZeneca all of its rights, titles and interests in and to all Regulatory Documentation, including, to the extent permitted by Applicable Law, all Health Registration Approvals, Controlled by Avanir as of the Effective Date and from time to time during the term of this Agreement;
     (ii) it will duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary under, or as AstraZeneca may reasonably request in connection with, or to carry out more effectively the purpose to better assure and confirm unto AstraZeneca its rights under Section 16.3(i).; (iii) it will not enter into any agreement, whether written or oral, inconsistent with the rights and licenses granted hereunder, and (iv) to its Knowledge it will not use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Avanir agrees to inform AstraZeneca in writing promptly if it or any Person who is performing services hereunder is debarred or is the subject of a

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     conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of Avanir's or its Affiliates' Knowledge, is threatened, relating to the debarment or conviction of Avanir or any Person performing services hereunder.

16.4 AstraZeneca hereby covenants to Avanir that to its Knowledge it will not use in any capacity, in connection with the services to be performed under this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. AstraZeneca agrees to inform Avanir in writing promptly if it or any Person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to AstraZeneca's or its Affiliates' Knowledge, is threatened, relating to the debarment or conviction of AstraZeneca or any Person performing services hereunder.

17   INDEMNITY

17.1 Indemnification of Avanir In addition to any other remedy available to Avanir, AstraZeneca shall indemnify, defend and hold harmless Avanir, its Affiliates and its and their respective former and current directors, officers and employees in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any claims made or suits brought by a Sublicensee or Third Party (collectively, "THIRD PARTY CLAIMS") against Avanir, its Affiliates or its or their respective former and current directors, officers or employees that arise out of or result from:

          (a) the development, manufacture, use, sale, storage or handling of a Licensed Compound or Licensed Product by AstraZeneca or its Affiliates or their representatives, agents, licensees, Sublicensees or subcontractors, or any actual or alleged violation of law resulting therefrom (with the exception of Losses based on infringement or misappropriation of intellectual property rights);

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          (b)  the breach by AstraZeneca, its Affiliates or Sublicensees of any of their material obligations, covenants, representations or warranties set forth in this Agreement; or

          (c) the use, storage or handling by any Third Party of a Licensed Compound or a Licensed Product, the direct or indirect source of which is AstraZeneca, its Affiliates or Sublicensees;

     provided that the foregoing indemnification shall not apply to any Loss to the extent such Loss is caused by the breach of this Agreement or the negligence or wilful misconduct of Avanir or its Affiliates and their current or former employees, officers and directors.

17.2 Indemnification of AstraZeneca In addition to any other remedy available to AstraZeneca, Avanir shall indemnify, defend and hold harmless AstraZeneca, its Affiliates, and Sublicensees and its and their respective former and current directors, officers and employees in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any Third Party Claims against AstraZeneca, its Affiliates or its or their respective former or current directors, officers or employees that arise out of or result from:

          (a) negligence or wilful misconduct by Avanir or its Affiliates concerning their participation in the Research Collaboration or in performing consulting services or conducting IND studies under this Agreement; or

          (b) the breach by Avanir of any of its material obligations, covenants, representations or warranties set forth in this Agreement; or

          (c) Avanir's handling of the Licensed Compounds under the Research Collaboration; or

          (d) Exploitation of any Licensed Compounds or Licensed Products by Avanir, its Affiliates or sublicensees after a termination by AstraZeneca pursuant to Section 21.3, 21.4 or 21.6 or by Avanir pursuant to Section 21.5;

     provided that the foregoing indemnification shall not apply to any Loss to the extent such Loss is caused by the breach of this Agreement or the negligence or wilful misconduct of

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     AstraZeneca, its Affiliates, or their Sublicensees and their current or former employees, officers and directors.

17.3 Notice of Claim An Indemnified Party shall give the Indemnifying Party prompt written notice of any Loss or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under
     Section 17.1 or 17.2 (an "INDEMNIFICATION CLAIM NOTICE"). In no event shall the Indemnifying Party be liable for any Loss that results from any delay in providing the Indemnification Claim Notice. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Loss. For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates or their respective current or former directors, officers, employees and agents (each, an "INDEMNITEE") shall be made solely by such Party to this Agreement.

17.4 Indemnification Procedures. The obligations of an Indemnifying Party under this Article 17 shall be governed by and contingent upon the following:

     17.4.1 Assumption of Defence. At its option, the Indemnifying Party may assume the defence of any Third Party Claim by giving written notice to the Indemnified Party within fourteen (14) days after the Indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defence of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defences it may assert against any Indemnified Party's claim for indemnification.

     17.4.2 Control of Defence. Upon the assumption of the defence of a Third Party Claim by the Indemnifying Party:

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          (a)  the Indemnifying Party may appoint as lead counsel in the defence of the Third Party Claim any legal counsel selected by the Indemnifying Party, which shall be reasonably acceptable to the Indemnified Party, and

          (b) the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Indemnitee in connection with the analysis, defence or settlement of the Third Party Claim, except as expressly provided in Section 17.4.3. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers' fees and costs of suit) and any Loss incurred by the Indemnifying Party in its defence of the Third Party Claim with respect to such Indemnified Party or Indemnitee.

     17.4.3 Right to Participate in Defence. Without limiting Section 17.4.1 or17.4.2, any Indemnitee shall be entitled to participate in, but not control, the defence of a Third Party Claim and to retain counsel of its choice for such purpose; provided, however, that such retention shall be at the Indemnitee's own expense unless, (a) the Indemnifying Party has failed to assume the defence and retain counsel in accordance with Section 17.4.1 (in which case the Indemnified Party shall control the defence), or (b) the interests of the Indemnitee and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles.

     17.4.4 Settlement. With respect to Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defence of a Third Party Claim in accordance with Section 17.4.1, (i) the Indemnifying Party shall have authority to consent to the entry of any judgement, enter into any settlement or otherwise dispose of such Losses, provided that it obtains the prior written consent of the

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          Indemnified Party which consent shall not be unreasonably withheld or delayed and (ii) no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     17.4.5 Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defence or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Indemnifying Party shall reimburse the Indemnified Party for all of its related reasonable out-of-pocket expenses.

     17.4.6 Expenses. Except as expressly provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

17.5 Limitation of Liability. Neither Party shall be liable to the other for consequential, indirect or punitive damages. The foregoing limitation is not intended to limit a Party's obligations under Section 17.1 or Section
     17.2. For the avoidance of doubt, no Party can recover from the other Party more than once for a single cause of action under an

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     indemnity granted by an indemnifying Party pursuant to this Agreement. The foregoing sentence shall not be construed to preclude recovery in respect of multiple claims arising from a single event or series of events. Neither Party shall have liability with respect to any breach of any of such Party's representations and warranties under this Agreement for any individual item where the Loss relating thereto is less than *** U.S. Dollars ($***) but when a Loss exceeds such amount then the liable Party shall be liable for the entire amount of the Losses. The foregoing shall not be construed to limit liability pursuant to Section 17.1 or Section
     17.2. Each Party shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy a breach that gives rise to the Loss. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AVANIR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND FURTHER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY ITEM LICENSED TO ASTRAZENECA PURSUANT TO THIS AGREEMENT.

18   MAINTENANCE AND PROSECUTION OF PATENTS

18.1 Licensed Patents. AstraZeneca, through counsel of its choosing that is reasonably acceptable to Avanir, *** shall be responsible for obtaining, prosecuting (including any interferences, reissue proceedings and re-examinations), and maintaining throughout the world the Licensed Patents. In this regard, AstraZeneca shall (a) file and prosecute Patent applications to secure Patent rights for the Licensed Patents and such other patentable Licensed Know-How in the Major Markets and such other countries as determined by AstraZeneca or as mutually agreed by AstraZeneca and Avanir; and (b) upon issuance, maintain such Patents in full force in such countries. AstraZeneca shall regularly confer with Avanir regarding strategies and tactics for the conduct of the

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     foregoing activities. AstraZeneca shall give due regard to Avanir's views in the conduct of the foregoing activities; and in particular to material suggestions, which may be reasonably implemented provided that such suggestions are otherwise consistent with AstraZeneca's direction.

     Notwithstanding what is stated in the first sentence in the immediately preceding paragraph AstraZeneca shall not prior to the *** select counsel for obtaining, prosecuting and maintaining the Licensed Patents different from the counsel that was used for these purposes by Avanir immediately prior to the Effective Date unless such counsel has a conflict of interest in relation to AstraZeneca's cardiovascular business or there are other similar significant obstacles using such counsel. Upon AstraZeneca selecting a different counsel the Parties will endeavour to establish procedures to capture the experience and knowledge in the possession of such Avanir's former counsel with respect to the Licensed Patents and the prosecution thereof.

18.2 Election not to Prosecute. If AstraZeneca elects not to pursue or continue the filing, prosecution (including any interferences, reissue proceedings and re-examinations) or maintenance of a Licensed Patent, a Joint Patent or an AstraZeneca Patent in a particular country, AstraZeneca shall so notify Avanir promptly in writing and in good time to enable Avanir to meet any deadlines by which an action must be taken to establish or preserve any such rights in such Licensed Patent, such Joint Patent or such AstraZeneca Patent in such country. Upon receipt of any such notice by AstraZeneca or if, at any time, AstraZeneca fails to initiate any such action within *** after a request by Avanir that it do so (or, if after initiating any requested action, AstraZeneca at any time thereafter fails to diligently pursue such action), with the consent of AstraZeneca, not to be unreasonably withheld or notice whether consent has been given unreasonably delayed, Avanir shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such Licensed Patent, Joint Patent

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     or an AstraZeneca Patent at its expense in such country. For the avoidance of doubt, if Valid Claims issue as a result of such activity, the applicable royalty rate to be paid in such jurisdiction shall be that applied to Valid Claims unless AstraZeneca at its discretion rejects such Valid Claim, in which case the licence granted hereunder shall not cover such Valid Claim and AstraZeneca shall have no rights under such Valid Claim.

18.3 Collaboration Results, Joint Patents and AstraZeneca Patents. AstraZeneca, through counsel of its choosing that is reasonably acceptable to Avanir, *** shall be responsible for obtaining, prosecuting (including any interferences, reissue proceedings and re-examinations), and maintaining throughout the world the Joint Patents and the AstraZeneca Patents in its reasonable discretion. In this regard, AstraZeneca shall (a) file and prosecute Patent applications to secure Patent rights for the Joint Patents, the AstraZeneca Patents in the Major Markets and such other countries as determined by AstraZeneca or as mutually agreed by AstraZeneca and Avanir; and (b) upon issuance, maintain such Patents in full force in such countries. AstraZeneca shall regularly confer with Avanir regarding strategies and tactics for the conduct of the foregoing activities. AstraZeneca shall give due regard to Avanir's views in the conduct of the foregoing activities; and in particular to material suggestions, which may be reasonably implemented provided that such suggestions are otherwise consistent with AstraZeneca's direction.

     None of AstraZeneca, Avanir or any of their respective Affiliates or Sublicensees shall Exploit any Joint Patent or Collaboration Results outside the scope of this Agreement without the consent of the other Party, and Avanir shall not assign, pledge, encumber or otherwise transfer any of its rights in any Collaboration Results or Joint Patents without AstraZeneca's prior written consent.

18.4 Cooperation

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     18.4.1 Each Party shall, and shall cause its Affiliates to, assist and cooperate with the other Party, as such other Party may reasonably request from time to time in connection with its activities under Sections 18.1 and 18.3. Each Party shall keep the other Party currently informed of all steps to be taken in the preparation and prosecution of all applications filed by such first Party (the "PROSECUTING PARTY") according to Sections 18.1 and Section 18.3 and shall furnish the non-Prosecuting Party with copies of such applications for Patents, amendments thereto and other related correspondence to and from patent offices, and, to the extent reasonably practicable, permit the non-Prosecuting Party an opportunity to offer its comments thereon before the Prosecuting Party makes a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. The non-Prosecuting Party shall offer its comments, if any, promptly, but in no event shall the Prosecuting Party be required to delay any such submission.

     18.4.2 The Prosecuting Party shall keep the non-Prosecuting Party apprised of any activities related thereto by providing the other Party (i) with a draft of new applications and foreign filing texts at least *** before the intended filing; (ii) promptly with copies of all official actions, amendments and responses, which affect the scope of any claims; (iii) with foreseen amendments and responses to official actions which affect the scope of any claim at least *** before the action due date although it is expressly recognised that time-lines now stated are indicative only and shall not be binding on the Prosecuting Party.

     18.4.3 Other than reasonably considering Avanir's comments, AstraZeneca or its Affiliates shall have sole discretion with respect to the preparation, filing, prosecution and maintenance of the Licensed Patents, the Joint Patents and the AstraZeneca Patents.

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     18.4.4 The non-Prosecuting Party undertakes at the reasonable request of the Prosecuting Party and at the Prosecuting Party's expense for the non-Prosecuting Party's out-of-pocket costs to sign, or have signed, any and all documents necessary in connection with the filing, prosecution, maintenance, extension and enforcement of the Licensed Patents, the Joint Patents and the AstraZeneca Patents, as the case may be, and to take such other necessary actions as the Parties or their Affiliates may reasonably request from each other in connection with the Licensed Patents, the Joint Patents and the AstraZeneca Patents.

     18.4.5 Upon the request by a Party, to be put no more frequent than every *** starting *** of the anniversary of the Effective Date, a Party shall update the other on the status of all filings for Licensed Patents, Joint Patents and AstraZeneca Patents including information on the country particulars, filing status and other information that such first Party may find relevant.

19   ENFORCEMENT OF PATENTS

19.1 Rights and Procedures. In the event that either Party supposes that a Third Party or Sublicensee may be infringing any of the Licensed Patents, Joint Patents or AstraZeneca Patents, such Party shall promptly notify the other Party in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based. AstraZeneca shall be entitled, in its sole discretion but after notifying Avanir (if time permits), through counsel of its choosing, to take any measures it deems appropriate to stop such infringing activities by such Third Party or Sublicensee in any part of the Territory or to grant to the infringing Third Party or Sublicensee adequate rights and licences necessary for continuing such activities in the Territory. Upon reasonable request by AstraZeneca, Avanir shall give AstraZeneca all reasonable information and assistance, including allowing AstraZeneca access to Avanir's files and documents and to Avanir's personnel who may have

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     possession of relevant information and, if necessary for AstraZeneca to prosecute any legal action, joining in the legal action as a party at its own expense. In the event AstraZeneca fails within *** following notice of such infringement, or earlier notifies Avanir in writing of its intent not, to take commercially appropriate steps to remove any infringement of any Licensed Patent, Joint Patent or AstraZeneca Patent that is likely to have a material adverse effect on the sale of the Licensed Product, and AstraZeneca has not granted the infringing Third Party or Sublicensee rights and licences to continue its otherwise infringing activities, Avanir shall have the right to do so at Avanir's expense; provided, however, that if AstraZeneca has commenced negotiations with an alleged infringer for discontinuance of such infringement within such *** period, AstraZeneca shall have an additional *** to conclude its negotiations before Avanir may bring suit for such infringement. Upon reasonable request by Avanir and at Avanir's cost and expense, AstraZeneca shall give Avanir all reasonable information and assistance in connection with such suit for infringement.

19.2 Notwithstanding what is stated in Section 19.1, Avanir shall within *** advise AstraZeneca of receipt of any notice of (a) any certification filed under the U.S. "Drug Price Competition and Patent Term Restoration Act" of 1984 (21 United States Code Section 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV)) ("ANDA ACT") claiming that any Licensed Patent, Joint Patent or AstraZeneca Patent is invalid or unenforceable or claiming that the Licensed Patents, Joint Patents or AstraZeneca Patents will not be infringed by the Manufacture, use, marketing or sale of a product for which an application under the ANDA ACT is filed, or (b) any equivalent or similar certification or notice in any other jurisdiction. The Parties' rights and obligations with respect to any legal action as a result of such certification shall be as set forth in this Article 19, provided that within *** of such notice AstraZeneca shall notify Avanir as to whether or not it elects to prosecute such infringement.

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19.3 Recovery. Any amounts recovered by either Party pursuant to Section 19.1, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by or paid to AstraZeneca and, to the extent attributable to lost sales of Licensed Products, being deemed "***" for which AstraZeneca shall pay Avanir any royalties that may be owed with respect to such ***. The Party pursuing any action under Section 19.1 will bear all payments awarded against or agreed to be paid by such Party pursuant to such action, including any costs or expenses incurred that exceed the amounts recovered by such Party, provided that AstraZeneca shall have the right to offset *** percent (***%) of such amounts (including such costs and expenses) against the milestone payments and royalties payable under Article 10; and provided further that no royalty payment when due, regardless of the amount or number of credits available to AstraZeneca in accordance with this Agreement, shall be reduced by more than *** percent (***%) in any Calendar Quarter. Credits not exhausted in any Calendar Quarter may be carried into future Calendar Quarters subject to the foregoing sentence.

20   POTENTIAL THIRD PARTY RIGHTS

20.1 Third Party Licences. If, in the opinion of AstraZeneca, the Exploitation of the Licensed Compounds or Licensed Products by AstraZeneca, its Affiliates or any of their Sublicensees infringes or misappropriates any Patent or any IP Protection Right of a Third Party in any country, such that AstraZeneca or any of its Affiliates, Distributors or Sublicensees, in AstraZeneca's sole opinion, cannot Exploit the Licensed Compounds or the Licensed Products in such country without infringing the Patent or IP Protection Rights of such Third Party (a "TRIGGERING EVENT"), then, AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to negotiate and obtain a licence from such Third Party as reasonably necessary for AstraZeneca and its Affiliates

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     and Sublicensees to Exploit the Licensed Compounds and Licensed Products in
     such country. Nothing contained in this Section 20.1 shall be construed to limit AstraZeneca's right to terminate this Agreement pursuant to Section 21.4.

20.2 Invalidity or Unenforceability Defences or Actions

     20.2.1 In the event that a Third Party or Sublicensee asserts, as a defence or as a counterclaim in any infringement action under Section 19.1, that any Licensed Patent, Joint Patent or AstraZeneca Patent is invalid or unenforceable, then the Party pursuing such infringement action shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to respond to such defence or defend against such counterclaim (as applicable), including the right to settle or otherwise compromise such claim. If AstraZeneca notifies Avanir in writing that it does not wish to respond to such defence or defend against, or settle, such counterclaim (as applicable), Avanir shall, at its sole cost and expense, have the right to respond to such defence or defend against such counterclaim (as applicable); provided, however, that Avanir shall obtain the written consent of AstraZeneca prior to ceasing to defend, settling or otherwise compromising such defence or counterclaim.

     20.2.2 Similarly, if a Third Party or Sublicensee asserts, in a declaratory judgment action or similar action or claim filed by such Third Party or Sublicensee, that any Licensed Patent, Joint Patent or AstraZeneca Patent is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to defend against such action or claim, including the right to settle or otherwise compromise such claim. If AstraZeneca notifies Avanir in writing that it does not wish to respond to or defend against or settle such action or claim, Avanir shall, at its sole cost and expense, have the right to defend against such action or claim; provided, however,

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          that Avanir shall obtain the written consent of AstraZeneca prior to ceasing to defend, settling or otherwise compromising any such action or claim.

20.3 Third Party Litigation. In the event of any actual or threatened suit against Avanir, AstraZeneca or its Affiliates, Sublicensees, Distributors or customers alleging that the Exploitation of Licensed Compounds or Licensed Products or that the Exploitation of a Licensed Patent, Joint Patents, AstraZeneca Patent, the Licensed Know-How, the Collaboration Results, or any part thereof by or on behalf of AstraZeneca under this Agreement infringes the Patent or IP Protection Rights of any Person (an "INFRINGEMENT SUIT"), the Party first becoming aware of such Infringement Suit shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to assume direction and control of the defence of claims arising therefrom (including the right to settle such claims at its sole discretion). If AstraZeneca notifies Avanir in writing that it does not wish to assume such direction and control, Avanir shall have the right, but not the obligation to, at its sole cost and expense, defend against such claims; provided, however, that Avanir shall obtain the written consent of AstraZeneca prior to ceasing to defend, settling or otherwise compromising such claims.

20.4 Cooperation. Avanir will provide to AstraZeneca all reasonable assistance requested by AstraZeneca in connection with any action, claim or suit under
     Section 20.2 or 20.3, including allowing AstraZeneca access to Avanir's files and documents and to Avanir's personnel who may have possession of relevant information. In particular Avanir will promptly make available to AstraZeneca, ***, all information in its possession or control that it is aware will assist AstraZeneca in responding to any such action, claim or suit under Section 20.2 or 20.3.

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21   TERM AND TERMINATION

21.1 Term. This Agreement shall become effective on the Effective Date and shall continue in full force and effect, unless earlier terminated in accordance with this Article 21, during the Collaboration Term and thereafter for as long as AstraZeneca is pursuing pre-clinical research or other activities or clinical development of one or more Licensed Compounds or commercialising Licensed Products for which royalties are owed to Avanir pursuant to Article 10.

21.2 Collaboration Term. The Collaboration Term shall commence on the Effective Date and, unless the Agreement is terminated pursuant to Sections 21.3, 21.4, 21.5, 21.6 or 21.9 or the Research Collaboration is terminated by AstraZeneca pursuant to Section 5.2, 21.6 or 21.9, continue until the later of (a) the expiration of the *** Collaboration Year, and (b) such date until which the Parties may have agreed that AstraZeneca shall provide funding to Avanir in accordance with Section 9.1.

21.3 Termination by AstraZeneca. AstraZeneca shall have the right, in its sole discretion, after the *** to terminate this Agreement in its entirety or with respect to one or more countries in the Territory upon *** prior written notice; provided, however, that during the Collaboration Term such termination shall not take effect until *** of the date of such notice or upon the date when the Collaboration Term expires (provided always that such termination does never take effect prior to the expiration of the *** notice period), whichever is the earlier.

     In the event that AstraZeneca terminates this Agreement pursuant to this
     Section 21.3 before the end of the Collaboration Term, AstraZeneca shall make a lump sum payment to Avanir to compensate Avanir for such early termination in an amount equal to the forecasted FTE funding due to Avanir pursuant to Article 9.1 above for the *** following immediately after the date of AstraZeneca providing notice of termination; provided,

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     however, that AstraZeneca shall have no obligation to make such payment in the event it terminates this Agreement pursuant to Section 21.5, 21.6 or 21.9.

21.4 Termination for Infringement of Third Party Rights.

     21.4.1 If a Triggering Event occurs with respect to a country, AstraZeneca shall have the right upon written notice to Avanir to terminate this Agreement with respect to such country if at *** (a) AstraZeneca is unable to obtain such a licence on commercially reasonable terms or
          (b) AstraZeneca in good faith believes that negotiation with a Third Party pursuant to Article 20 with respect to such country is not likely to result in a commercially reasonable agreement; provided, however, that AstraZeneca shall have the right to terminate this Agreement with respect to all of Europe if such country is in Europe and AstraZeneca shall have the right to terminate this Agreement in its entirety if such country is or is in a Major Market.

     21.4.2 If a Third Party institutes an Infringement Suit with respect to a country, AstraZeneca shall have the right upon written notice to Avanir to terminate this Agreement with respect to such country if (a) within *** of filing, such Infringement Suit is not settled, dismissed or otherwise disposed of on terms reasonably acceptable to AstraZeneca, or (b) AstraZeneca in good faith believes that the outcome of such Infringement Suit is not likely to be favourable; provided, however, that AstraZeneca shall have the right to terminate this Agreement with respect to all of Europe if such country is in Europe and AstraZeneca shall have the right to terminate this Agreement in its entirety if such country is or is in a Major Market.

21.5 Termination for Material Breach. In the event that either Party (the "BREACHING PARTY") shall be in material default in the performance of any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the "COMPLAINING PARTY") may have, the Complaining Party may terminate this Agreement in its entirety by

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     *** prior written notice (the "NOTICE PERIOD") to the Breaching Party, specifying the breach and its claim of right to terminate, provided always that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach complained about during the Notice Period (or, if such default cannot be cured within such *** period, if the Breaching Party commences actions to cure such default within the Notice Period and thereafter diligently continues such actions); provided, however, that in the event that AstraZeneca is the Party in material default and the default is with respect to AstraZeneca's failure to comply with its obligation to use Commercially Reasonable Efforts as required under Section 8.1 with respect to the Licensed Products in a particular ***, Avanir shall have the right to terminate this Agreement only after it complies with Section 8.2 and only with respect to such *** and not in its entirety. It is understood that termination pursuant to this Section 21.5 shall be a remedy of last resort and may be invoked only in the case where the breach cannot be reasonably remedied by the payment of money damages. If either Party initiates a dispute resolution procedure as permitted under this Agreement within *** following the end of the Notice Period to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, including any litigation following therefrom, the termination shall become effective only if and when allowed through such dispute resolution procedure finally resolved. This Section 21.5 defines exclusively the Parties' right to terminate in case of any material breach of contract.

21.6 Change of Control. Upon a Change of Control of Avanir at any time during the Collaboration Term, by which Avanir becomes controlled by a company with a market capitalization in excess of *** U.S. Dollars ($***) and that has material parts of its operations in the health care industry, AstraZeneca shall have the right with immediate effect, by delivering written notice of termination to Avanir at any time within *** after the date of such Change of Control, to (a) terminate this Agreement in its entirety; or (b)

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     terminate only the Research Collaboration thereby ending the Collaboration
     Term; or (c) terminate Sections 3.6, 6.3.2 and 8.4 and have the IF, if established, dissolved. In the event AstraZeneca exercises the option under
     (b), AstraZeneca shall be under no obligation to provide Avanir with any further compensation pursuant to Article 9. Following such termination of the Collaboration Term, (x) Sections 3.6, 6.3.2 and 8.4 shall immediately cease to be in effect and the IF, if established, shall be dissolved, and
     (y) Avanir shall promptly provide AstraZeneca with all Collaboration Results generated by it under the Research Collaboration and not previously provided to AstraZeneca and shall promptly return to AstraZeneca all AstraZeneca Information and all other Confidential Information of AstraZeneca, including any and all copies thereof, and those portions of any documents, memoranda, notes, studies, analyses or other material prepared by or on behalf of Avanir that incorporate or are derived from such Confidential Information. For the avoidance of doubt, in the event of such termination, Avanir shall have no further rights to use any Collaboration Results, AstraZeneca Information or other Confidential Information of AstraZeneca for any purpose. The Agreement shall remain valid and in full force and effect in all other respects. Upon any other Change of Control of Avanir during the Research Collaboration, AstraZeneca shall be entitled with immediate effect by delivering written notice of termination to Avanir to terminate the Research Collaboration upon its reasonable determination during the *** period following the Change of Control in case Avanir (i) has failed to provide the *** required by this Agreement, (ii) has reassigned ***, (iii) has reprioritised its research programs away from the Research Collaboration, or (iv) has otherwise materially failed to deliver services as required under the Research Plan. In such event, the consequences of termination of the Research Collaboration shall be as set forth above following termination of the Research Collaboration.

21.7 Consequences of Termination.

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     21.7.1 Return of Material; Termination of Rights.

          (a) In the event of termination of this Agreement in its entirety by AstraZeneca pursuant to Section 21.3, 21.4 or 21.6, or by Avanir pursuant to Section 21.5: (i) all rights and licences granted to AstraZeneca under this Agreement shall terminate, and (ii) each Party shall return all data, files, records and other materials in its possession or control containing or comprising the other Party's Information, or other Confidential Information to which such first Party does not retain rights hereunder (except one copy of which may be retained by the returning Party solely for archival purposes).

          (b) In the event of termination of this Agreement with respect to one or more countries by AstraZeneca pursuant to Section 21.3, 21.4 or 21.6, or by Avanir pursuant to Section 21.5: (i) all rights and licences granted to AstraZeneca under this Agreement shall terminate with respect to such country or countries, and (ii) each Party shall return all data, files, records and other materials in its possession or control containing or comprising the other Party's Information or other Confidential Information with respect to such country or countries to which such first Party does not retain rights hereunder (except one copy of which may be retained by the returning Party solely for archival purposes). For the avoidance of doubt, AstraZeneca shall have the right to retain all such Information, including Confidential Information, that is necessary or useful for AstraZeneca to Exploit Licensed Products and Improvements in the Territory.

          (c) In the event of termination of this Agreement in its entirety or for one or more countries by AstraZeneca pursuant to Section 21.5 or 21.9, Avanir shall deliver or otherwise return all data, files, records and other materials in its possession or control relating to the Licensed Compounds and Licensed Product or containing or comprising AstraZeneca's Information or other Confidential Information with respect to such country or countries

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               regarding which the Agreement has been terminated (except one copy of which may be retained by Avanir solely for archival purposes) and, without prejudice to any licence or right granted hereunder for any country regarding which this Agreement remains in force, all licences and other rights granted by Avanir to AstraZeneca under Article 3 shall continue in perpetuity and shall be fully paid up and AstraZeneca shall have no further obligations under Articles 9 and 10.

     21.7.2 Transfer of Materials. In the event of termination of this Agreement by AstraZeneca pursuant to Section 21.3, 21.4 or 21.6 or by Avanir pursuant to Section 21.5, (a) a copy of any and all documentation and data owned or controlled by AstraZeneca and in tangible form at the time of termination of the Agreement that has been generated with respect to Licensed Compounds, Licensed Products, their respective manufacture and that which is necessary to enable Avanir to continue development of a Licensed Product and the commercialisation thereof (collectively, the "ASTRAZENECA PRODUCT DATA"), shall be provided to Avanir, and Avanir may use such AstraZeneca Product Data at its discretion on a non-exclusive basis, but only to the extent necessary to enable Avanir to continue development of and to commercialise a Licensed Product, and (b) if such termination occurs after a Licensed Product has received Health Registration Approval (including price approval, if applicable), AstraZeneca shall, if permitted under local laws and regulations, promptly transfer to Avanir at Avanir's cost and expense any and all Health Registration Approvals obtained for the Licensed Products as well as any and all Regulatory Documentation and regulatory applications submitted to Health Authorities for the Licensed Product, provided that Avanir shall indemnify and hold harmless AstraZeneca and its Affiliates, Distributors and Sublicensees from any Losses with respect to the use of the AstraZeneca Product Data or the Exploitation of Licensed Compounds or Licensed Products under such Health Registration Approvals pursuant to Article 17 and any such AstraZeneca Product Data shall be subject to the confidentiality obligations set forth in Article 14. Avanir shall pay to

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          AstraZeneca, in consideration for the foregoing transfer of the
          AstraZeneca Product Data and, if applicable, the Health Registration Approvals and other Regulatory Documentation following termination by AstraZeneca in a situation where AstraZeneca considers termination of this Agreement reasonably necessary in order to ***, or, under the specific circumstance where upon termination at any time following completion of a ***, a royalty of *** percent (***%) of Net Sales (provided that, for purposes of this Section 21.7.2, references to AstraZeneca in such definition shall be deemed to be references to Avanir) of each Licensed Product Exploited by or on behalf of Avanir, its Affiliates or sublicensees from the First Commercial Sale of each such Licensed Product in a country until the *** anniversary of such First Commercial Sale in such country.

     21.7.3 Grant Back. In the event of termination of this Agreement in its entirety by AstraZeneca pursuant to Section 21.3, 21.4 or 21.6 or by Avanir pursuant to Section 21.5, Avanir shall have the right to elect, on written notice to AstraZeneca, for a period of *** from such termination, to obtain from AstraZeneca a non-exclusive, royalty-bearing licence under any Grant-Back Patents to the extent necessary for Avanir to continue the development and commercialisation of Licensed Compounds as developed by AstraZeneca up to the point of termination of this Agreement, provided that Avanir shall indemnify and hold harmless AstraZeneca and its Affiliates, Distributors and Sublicensees from any Losses with respect to the Exploitation of Licensed Compounds or Licensed Products under such licence pursuant to
          Article 17. Avanir shall pay AstraZeneca a royalty in respect of such licence, on terms to be agreed between AstraZeneca and Avanir. Avanir shall reimburse AstraZeneca for its reasonable costs and expenses incurred in the filing, prosecution and maintenance of the Grant-Back Patents. For the avoidance of doubt, the rights granted to Avanir

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          hereunder are restricted solely to Licensed Compounds and Licensed
          Products and AstraZeneca does not grant any rights whatsoever to any other compounds or products or to any IP Protection Rights other than to the Grant-Back Patents as set forth above. For purposes of this
          Section 21.7.3, "GRANT-BACK PATENTS" means any Patents owned or otherwise Controlled by AstraZeneca as of the effective date of such termination that claim the Licensed Compounds or Licensed Products, as applicable, solely as such Licensed Compounds or Licensed Products exist as of the termination of this Agreement by AstraZeneca pursuant to Section 21.3, 21.4 or 21.6 or by Avanir pursuant to Section 21.5, and that, as of such termination, AstraZeneca is free to licence to Avanir.

     21.7.4 Supply Obligations. In the event of termination of this Agreement in its entirety or with respect to one or more countries by AstraZeneca pursuant to Section 21.3, 21.4 or 21.6 or by Avanir pursuant to
          Section 21.5 and in order for Avanir to smoothly continue the commercialisation of the Licensed Compounds and Licensed Products in the Territory or such country(ies), as applicable, AstraZeneca shall, with the limitations set out below and for a maximum period of *** prior to Health Registration Approval or *** thereafter, supply Avanir in a timely manner with sufficient amount of Licensed Compound or Licensed Product in the Territory or such country(ies), as applicable, at AstraZeneca's fully absorbed costs ***. AstraZeneca's undertaking to supply is subject to AstraZeneca, upon termination of this Agreement, having in its possession appropriate and regulatory approved manufacturing methods and technologies for the Licensed Compound and Licensed Product up and running in the scales they are to be produced and available production capacity after meeting the requirements of AstraZeneca, its Affiliates, Distributors and Sublicensees, it being understood that AstraZeneca shall be under no obligation to develop or acquire

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          any manufacturing methods or other technologies in addition to what has been developed at the date of termination by it or on its behalf under this Agreement for the production of Licensed Compound and Licensed Product nor to expand its production capacity to meet the requirements of Avanir for Licensed Product. AstraZeneca does not represent or warrant that AstraZeneca will be able to produce clinical or commercial quantities of Licensed Product. The Parties will separately negotiate in good faith the logistical and other terms and conditions for such supplies, including appropriate provisions for the indemnification by Avanir of AstraZeneca for Avanir's or its Affiliates' Exploitation of the Licensed Compounds and Licensed Products supplied by AstraZeneca.

     21.7.5 Work-in-Progress. Upon termination of this Agreement with respect to one or more countries by Avanir pursuant to Section 21.5, AstraZeneca shall be entitled during the following ***, to finish any work-in-progress and to sell any inventory of the Licensed Product that remains on hand as of the date of the termination, so long as AstraZeneca pays Avanir the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in Section 10.2.

     21.7.6 Unauthorised Sales. To the extent that Avanir has the right under this Section 21.7.6 to Exploit Licensed Products in one or more countries and to the extent permitted by law, Avanir shall have the right, both for itself and for its Affiliates, to Manufacture, distribute, market, promote, offer for sale and sell the Licensed Product only in such countries, provided that:

          (a) Avanir shall not, and shall not permit its subsidiaries or authorize its other Affiliates or sublicensees to, engage in active sales of the Licensed Product in any country in Europe in which AstraZeneca's exclusive licence under this Agreement has not terminated or expired; and

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          (b)  Avanir shall not, and shall not permit its subsidiaries or authorize its other Affiliates to, distribute, market, promote, offer for sale or sell the Licensed Product directly or indirectly in any country outside of Europe in which AstraZeneca's exclusive licence under this Agreement has not terminated or expired.

          AstraZeneca shall not be obligated to provide Avanir with any other IP Protection Right or services than that which is explicitly provided for under this Section 21.7.

     21.7.7 Remedies. Early termination of this Agreement or the Research Collaboration by a Party shall in no way affect or limit such Party's right to claim against the other Party for any damages arising out of the breach of this Agreement.

21.8 Accrued Rights; Surviving Obligations. The termination of this Agreement shall not relieve the Parties from performing any obligations accrued prior to the date this Agreement terminates. Each Party's obligations under Sections 3.7.2, 5.6, 12.1, 12.2, 12.3, 21.7, 21.10 and this Section 21.8, and Articles 1,14, 15, 17, 18, 25, 26, 27, 30, 32, 33, 35 shall survive the termination or expiration of this Agreement.

21.9 Termination Upon Insolvency. Either Party may terminate this Agreement and AstraZeneca may terminate only the Research Collaboration, thereby ending the Collaboration Term, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors. In case AstraZeneca elects to terminate the Research Collaboration only AstraZeneca
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     under no obligation to provide Avanir with any further compensation pursuant to Article 9 and what is stated in Section 21.6 (y) shall apply.

21.10 Rights in Bankruptcy. All rights and licences granted under or pursuant to this Agreement by Avanir are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, licences of right to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States (hereinafter "IP"). The Parties agree that AstraZeneca, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for IP. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Avanir under the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, AstraZeneca shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such IP and all embodiments of such IP, which, if not already in AstraZeneca's possession, shall be promptly delivered to it upon AstraZeneca's written request therefor.

22   FORCE MAJEURE

22.1 In this Agreement, "FORCE MAJEURE" means an event which is beyond a non-performing Party's reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labour disputes (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction (including changes in the requirements of the Health Authorities), whether or not it is later held to be invalid.

22.2 The Force Majeure Party shall, within thirty (30) days of the occurrence of a Force Majeure event, give notice in writing to the other Party specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect. Subject to providing such notice and to Section 22.1, the

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     Force Majeure Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement, in whole or in part, nor shall the other Party have the right to terminate this Agreement, except as otherwise provided in this Agreement, where non-performance or delay in performance has resulted from an event of Force Majeure. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required.

22.3 The Force Majeure Party shall use reasonable endeavours, without being obligated to incur any expenditure or cost, to (a) bring the Force Majeure event to a close or (b) find a solution by which the Agreement may be performed despite the continuation of the event of Force Majeure.

23   ASSIGNMENT

     Neither Party may assign its rights or, except as provided in Sections 3.3,
     3.4 or 5.3, delegate its obligations under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that AstraZeneca shall always have the right, without such consent to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates or Sublicensees, and may assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates. Either Party may assign any or all of its rights and delegate any or all of its obligations hereunder, subject to Section 21.6 in the case of an assignment by Avanir, to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates provided that the assigning Party shall provide written notice to the other within *** after such assignment or delegation; provided, however, in the event that any such transaction results in a Change of Control of AstraZeneca, Avanir shall be entitled to request further written assurances from the resulting entity re-affirming the commitment of the resulting

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                        CONFIDENTIAL TREATMENT REQUESTED

     entity to comply with the terms and conditions of this Agreement. Such further written assurances shall be delivered within *** of request by Avanir. Avanir may so request at any time during the *** period following completion of the subject transaction.

     Following the expiration of the Research Collaboration Avanir may assign its right to receive payments under this Agreement to a Third Party, provided always that any Indirect Taxes, other taxes or other costs that might apply in addition to what would have been the case had payments been made directly from AstraZeneca to Avanir as a consequence of such Avanir's assignment shall be carried by Avanir in their entirety. Any other proposed assignment by Avanir of its rights and obligations under this Agreement shall require the prior written consent of AstraZeneca. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. No assignment or delegation under this Agreement shall be effective until the assignee or delegate, as the case may be, accepts the assignment or delegation in writing. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignee or permitted delegate from either of the Parties hereto.

     Any permitted successor of a Party or any permitted assignee of all of a Party's rights under this Agreement that has also assumed all of such Party's obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party, provided that such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this

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                        CONFIDENTIAL TREATMENT REQUESTED

     Agreement. Any attempted assignment or delegation in violation of this
     Article 23 shall be void.

24   SEVERABILITY

     To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form any part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

25   GOVERNING LAW; DISPUTE RESOLUTION

25.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, USA, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

25.2 Arbitration. In the event of any controversy or claim arising out of or relating to any provision of this Agreement, the Parties shall try to settle their differences amicably between themselves. Any unresolved disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether during the term or after termination of this Agreement, shall be resolved by final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give

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     written notice to that effect to the other Party. Arbitration shall be held in ***, according to the rules of the International Chamber of Commerce ("ICC"). The arbitration will be conducted by a panel of three (3) arbitrators appointed in accordance with ICC rules; provided that each Party shall within thirty (30) calendar days after the institution of the arbitration proceedings appoint one arbitrator each, and such arbitrators shall select, if available, a third arbitrator within thirty (30) calendar days thereafter. If the two first arbitrators are unable to select a third arbitrator within such period, the third arbitrator shall be appointed in accordance with ICC rules. All arbitrators eligible to conduct the arbitration must agree to render their opinion(s) within thirty (30) calendar days of the final arbitration hearing. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited. Decisions of the arbitrators shall be confidential, final and binding on all of the Parties. Judgment on the award so rendered may be entered in a court having jurisdiction thereof. The losing Party to the arbitration (if any) as determined by the arbitrators shall pay the costs of arbitration. The proceedings, including any outcome, shall be confidential. Nothing in this
     Section 25.2 will preclude either Party from seeking equitable relief in accordance with Article 33 or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

26   INTERPRETATION OF CERTAIN EVIDENCE

     Any dispute with respect to whether a compound is a Collaboration Compound shall be subject to the provisions of Article 25, provided that, whatever the dispute resolution proceedings or procedures, the Parties agree that AstraZeneca's internal laboratory books and records from the relevant discovery process and its other relevant documentation

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                        CONFIDENTIAL TREATMENT REQUESTED

     (e.g., in-license agreements, invention disclosure documents or Patents disclosing or covering such compound) shall provide presumptive evidence with respect to any such dispute and Avanir shall bear the burden of proving that such documentation is not accurate.

27   NOTICES

27.1 Notice Requirements Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognised overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 27.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Article 27. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second business day (at the place of delivery) after deposit with an internationally recognised overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This
     Article 27 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

27.2 Address for Notice

     For: AstraZeneca
          15 Stanhope Gate
          London, WIK 1LN, England
          Facsimile: 44 20 7304 5151
          For the attention of: Chris R. W. Petty, Assistant General Counsel

     For: Avanir
          11388 Sorrento Valley Road, Suite 200
          San Diego, California 92121
          Facsimile: (858) 658-7455
          For the attention of: Chief Financial Officer
          With a copy to:
          Heller Ehrman LLP

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                        CONFIDENTIAL TREATMENT REQUESTED

          4350 La Jolla Village Drive, 7th Floor
          San Diego, CA 92122
          Facsimile: (858) 450-8499
          For the attention of: Richard A. Kaufman

28   RELATIONSHIP OF THE PARTIES

     The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

29   ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules and this Agreement, the terms of this Agreement shall govern.

30   ENGLISH LANGUAGE

     This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

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31   AMENDMENT

     Any amendment or modification of this Agreement must be in writing and signed by authorised representatives of both Parties.

32   WAIVER AND NON-EXCLUSION OF REMEDIES

     A Party's failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. All rights and remedies are cumulative and, except as expressly provided in
     Section 21.5 and elsewhere in this Agreement, do not exclude any other right or remedy provided by law or otherwise available.

33   EQUITABLE RELIEF

     Avanir acknowledges and agrees that the restrictions set forth in Section
     3.7.2 and Article 14 of this Agreement are reasonable and necessary to protect the legitimate interests of AstraZeneca and that AstraZeneca would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Section 3.7.2 and Article 14 will result in irreparable injury to AstraZeneca for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of Section 3.7.2 and Article 14, AstraZeneca shall be authorised and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which AstraZeneca may be entitled in law or equity. Avanir agrees to waive any requirement that AstraZeneca (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Article 33 is

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     intended, or should be construed, to limit AstraZeneca's rights to equitable relief or any other remedy for a breach of any other provision of this Agreement.

34   FURTHER ASSURANCE

     Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement. For the avoidance of doubt, wherever in this Agreement an Affiliate of a Party, which is an Affiliate both at the Effective Date and at times thereafter, is either precluded from taking an action or is affirmatively required to take an action, the Party with which such Affiliate is affiliated may not obviate compliance with any such provision through the creation of an Affiliate after the Effective Date.

35   EXPENSES

     Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in two (2) original copies of which, each of the Parties have taken one each.

SIGNED for and on behalf of             SIGNED for and on behalf of
AstraZeneca UK Limited                  Avanir Pharmaceuticals


/s/ Denise E Goode                      /s/ Charles Mathews
-------------------------------------   ----------------------------------------
Signature                               Signature

Name: Denise E Goode                    Name: Charles Mathews

Title: Director, Global Licensing       Title: Chairman of the Board of
       By power of attorney                    Directors

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                        CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 1

                                  RESEARCH PLAN

                     REVERSE CHOLESTEROL TRANSPORT PROMOTER

                             ASTRAZENECA AND AVANIR

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                        CONFIDENTIAL TREATMENT REQUESTED

***

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***

***   ***

***   ***

***   ***

***   ***

***   ***

***

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                        CONFIDENTIAL TREATMENT REQUESTED

***

      ***   ***   ***

***   ***   ***   ***

***   ***   ***   ***

***   ***         ***

***   ***   ***   ***

***   ***         ***

***   ***         ***

***

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                                                                     Page 1 of 1

                                   SCHEDULE 2

                                Licensed Know-How

The Licensed Know-How is the information relating to the use of *** to affect reverse cholesterol transport in animals which ***, possess, whether or not reduced to writing, and which will be disclosed to the licensee.

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                                                                     Page 1 of 3

                                   SCHEDULE 3

                                 IND FILING PLAN

                                       ***

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                                   SCHEDULE 4

                        Licensed Patents and Applications

                                                                                                DATE
CASE NO.   TITLE OF INVENTION   COUNTRY   STATUS   APPLICATION NO.   FILING DATE   PATENT NO   ISSUED   PUBLICATION NO.
--------   ------------------   -------   ------   ---------------   -----------   ---------   ------   ---------------
           ***                    ****     ****          ***             ***

***

           ***                    ***       ***          ***             ***

***

           ***                    ***       ***          ***             ***

***                                                                                                             ***

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                                   SCHEDULE 5

                          CONFIRMATORY PATENT LICENCES

Date: _______________________

Parties: ____________________

(1)  'The Licensor': ____________ having its registered office at __________.

(2)  'The Licensee': ____________ having its registered office at __________.

Recitals:

By an Agreement ('the Main Agreement') dated _________________ and made between the Licensor and the Licensee the Licensor granted for the consideration therein contained to the Licensee a licence under [Patent No _________________] ('the Patent').

Operative provision:

In pursuance of the Main Agreement and for the consideration referred to in the Main Agreement the Licensor hereby confirms the grant to the Licensee of the exclusive licence from the Effective Date to manufacture, market, sell and otherwise dispose of Licensed Products (as defined in the Main Agreement) for the life of the Patent and subject to the provisions of the Main Agreement.

IN WITNESS of which this Agreement has been executed as a deed and delivered the day and year first above written.

EXECUTED as a Deed by _________________ acting by:
[name of director] and:
[name of director/secretary]

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                                                                     Page 2 of 2

EXECUTED as a Deed by _________________ acting by:
[name of director] and:
[name of director/secretary]

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                        CONFIDENTIAL TREATMENT REQUESTED

                                   SCHEDULE 6

                                KEY PERSONNEL AND

                         ASTRAZENECA PRINCIPAL SCIENTIST

Key Personnel at Avanir:

***

***

AstraZeneca Principal Scientist:

***

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                                   SCHEDULE 7

                                  PRESS RELEASE

For business / financial media only

         ASTRAZENECA AND AVANIR ANNOUNCE GLOBAL ALLIANCE TO DISCOVER AND DEVELOP NOVEL REVERSE CHOLESTEROL TRANSPORT ENHANCING COMPOUNDS

AstraZeneca today announced an exclusive global licensing and research collaboration agreement with Avanir to discover, develop and commercialise Reverse Cholesterol Transport (RCT) enhancing compounds for the treatment of cardiovascular disease.

RCT enhancing compounds are aimed to enhance the flow of lipids from tissues, such as blood vessel walls, and the transportation of lipids to the liver for excretion by promoting a natural process known as reverse cholesterol transport. Compounds that enhance this pathway may potentially reverse existing vascular disease in comparison to current agents that have to date only been shown to prevent disease progression.

"AstraZeneca has a strategic commitment to find new treatments for dyslipidaemia, and Reverse Cholesterol Transport is an exciting therapeutic area for us. We wish to build on our existing strengths and this alliance will open up new opportunities for AstraZeneca in the treatment of cardiovascular disease" said Gunnar Olsson, Head of Cardiovascular Therapy Area, AstraZeneca.

Under the terms of the agreement, Avanir will receive an upfront payment of $10 million. In addition, Avanir is eligible for milestone payments totaling $330 million, contingent upon achievement of development and regulatory milestones and on achievement of sales targets, together with the payment of stepped royalties rising from single digit to low double digit rates dependent on sales achieved. AstraZeneca will assume responsibility for development, and for both product discovery and development costs, and both parties will contribute scientific expertise in the research collaboration.

"Reverse Cholesterol Transport is an attractive target for the development of drugs for cardiovascular disease. AstraZeneca has a long-standing record of achievement in the development and commercialization in the dyslipidaemia area. Their leadership in cardiovascular therapies makes them the ideal partner to maximize the potential of this programme," said Martin Emanuele, VP Business Development, Avanir Pharmaceuticals.

RCT is a natural process that involves flow of cholesterol from all tissues, including the walls of blood vessels, and its subsequent transport to the liver for metabolism and removal from the body. The process is complex, involving several steps, and a variety of specialized transporter molecules and carrier proteins to take cholesterol out of body tissues into the liver. Once cholesterol is taken up by the liver, it can then be transported to the gall bladder for excretion.

Enhancement of the reverse cholesterol pathway is promising because it is likely to provide a more effective process for protecting blood vessels from vascular disease induced by abnormal blood lipids. Currently available agents are effective in prevention of the fuller development of additional lipid rich plaque, but have yet to be proved effective in regressing or decreasing the existing plaque burden. Enhancing the RCT pathway may be more effective at reducing pre-existing vascular disease.

                                     -ends-

X June 2005

FOR FURTHER INFORMATION CONTACT:

MEDIA ENQUIRIES:

Edel McCaffrey, Tel: +44 (0) 207 304 5034

Steve Brown, Tel: +44 (0) 207 304 5033

INVESTOR ENQUIRIES:

Mina Blair, Tel: +44 (0) 207 304 5084

Jonathan Hunt, Tel: +44 (0) 207 304 5087

NOTES TO EDITORS:

AstraZeneca is a major international healthcare business engaged in the research, development, manufacture and marketing of prescription pharmaceuticals and the supply of healthcare services. It is one of the world's leading pharmaceutical companies with healthcare sales of over $21.4 billion and leading positions in sales of gastrointestinal, cardiovascular, respiratory, oncology and neuroscience products. AstraZeneca is listed in the Dow Jones Sustainability Index (Global) as well as the FTSE4Good Index.

Avanir Pharmaceuticals is a drug discovery and development company focused on developing and commercializing novel therapeutic products for the treatment of chronic diseases. Avanir's product candidates address therapeutic markets that include central nervous system and cardiovascular disorders, inflammation and infectious disease. Further information about Avanir can be found at www.avanir.com